UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. N/A)
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Definitive Proxy Statement

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Soliciting Material Pursuant to Rule 14a-12

Berry Global Group, Inc.

(Name of Registrant as Specified in Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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January 10, 2022
Dear Stockholder:
The directors and officers of Berry Global Group, Inc. join me in inviting you to attend our Annual Meeting of Stockholders on February 16, 2022 at 10:00 a.m., Central Time, at the Bally’s Evansville Executive Conference Center, 450 NW Riverside Dr., Evansville, Indiana 47708. The formal notice of this Annual Meeting and the Proxy Statement appear on the following pages. After reading the Proxy Statement, please submit your proxy through the Internet or by touch-tone telephone, or complete, sign, date and promptly return the proxy card by mail in the enclosed postage paid, self-addressed envelope. We must receive votes submitted via mail, the Internet (via www.proxyvote.com) or by touch-tone telephone by 11:59 p.m., Eastern Time, on February 15, 2022 in order for them to be counted at the Annual Meeting unless you intend to vote in person. We encourage you to vote via the Internet using the control number that appears on the front of your proxy card and to choose to view future mailings electronically rather than receiving them on paper.
We urge you to submit your proxy promptly. Even after submitting the proxy, you may, of course, vote in person on all matters brought before the meeting.
Sincerely,
Thomas E. Salmon
Chief Executive Officer

Notice of Annual Meeting of
Stockholders
Berry Global Group, Inc.
February 16, 2022
10:00 a.m., Central Time
Bally’s Evansville Executive Conference Center
450 NW Riverside Dr., Evansville, Indiana 47708
ITEMS OF BUSINESS
(1)
To elect the ten director nominees named in this Proxy Statement to Berry’s Board of Directors for one-year terms;

(2)
To ratify the selection of Ernst & Young LLP as Berry’s independent registered public accountants for the fiscal year ending October 1, 2022;

(3)
To approve, on an advisory, non-binding basis, our executive compensation; and

(4)
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The nominees for election as directors are B. Evan Bayh, Jonathan F. Foster, Idalene F. Kesner, Jill A. Rahman, Carl J. Rickertsen, Thomas E. Salmon, Paula A. Sneed, Robert A. Steele, Stephen E. Sterrett, and Scott B. Ullem, each of whom presently serves as a director of Berry. We describe each of the foregoing proposals in more detail in the accompanying Proxy Statement, which you should read in its entirety before voting.
RECORD DATE
Only stockholders of record at the close of business on December 28, 2021, the record date, are entitled to notice of and to vote at this meeting and any adjournments or postponements of this meeting.
PROXY VOTING
We encourage you to attend our Annual Meeting. Whether you are able to attend or not, we urge you to indicate your vote by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described in the Proxy Statement.
By order of the Board of Directors,
/s/ Jason K. Greene

Chief Legal Officer and Secretary

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting to Be Held on Wednesday, February 16, 2022:
The proxy materials for the Annual Meeting are available at www.proxyvote.com.

Although we are currently planning to hold the Annual Meeting in person, in light of the ongoing public health concerns surrounding the coronavirus (COVID-19) outbreak, we may deem it necessary to hold the Annual Meeting solely by means of remote communication (i.e., a virtual meeting) in lieu of an in-person meeting. If we decide to hold a virtual meeting, we will announce it in advance in a press release, and details will be posted on our website and filed as additional proxy soliciting materials with the Securities and Exchange Commission. Accordingly, if you are planning to attend our Annual Meeting, please monitor our website prior to the meeting date.

PROXY STATEMENT SUMMARY
This proxy statement summary highlights information which may be contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.
Proxy Voting Matters
Our Board’s Recommendation
Proposal 1 – Election of Directors (page 34)
The Board and the Nominating & Governance Committee believe that the ten director nominees named in this proxy statement possess the necessary qualifications to provide effective oversight of the Company’s business.	FOR each Director Nominee
Proposal 2 – Ratification of the Appointment of Ernst & Young LLP as Independent Auditors (page 34)
The Audit & Finance Committee and the Board believe that the continued retention of Ernst & Young LLP to serve as the Independent Auditors for the fiscal year ending October 1, 2022 is in the best interests of the Company and its stockholders. As a matter of good corporate governance, stockholders are being asked to ratify the Audit & Finance Committee’s selection of the Independent Auditors.	FOR
Proposal 3 – Executive Compensation (page 35) The Board recommends that stockholders approve, on an advisory, non-binding basis, our executive compensation.	FOR
How to Cast Your Vote
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Submitting a Proxy by Mail:   Return your completed and signed proxy card in the postage paid envelope provided or to the address shown on the proxy card. The proxy card must be received by February 15, 2022.

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Submitting a Proxy via the Internet:   Visit www.proxyvote.com to vote online by 11:59 p.m., Eastern Time, on February 15, 2022.

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Submitting a Proxy by Telephone:   Call the number shown on your proxy card or voter instruction form by 11:59 p.m., Eastern Time, on February 15, 2022.

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Submitting a Proxy in Person at the Annual Meeting:   You may vote your shares in person at the Annual Meeting.

2022 Proxy Statement

PROXY STATEMENT SUMMARY
Director Nominees
Name	Director Since	Age	Occupation	Committee(1)	Indep	Other Public Company Boards
B. Evan Bayh	2011	66	Senior Advisor with Apollo Global Management	CC	✓	Fifth Third Bancorp, Inc. (NASDAQ: FITB) Marathon Petroleum Corporation (NYSE: MPC) RLJ Lodging Trust (NYSE: RLJ)
Jonathan F. Foster	2014	61	Founder and Managing Director of Current Capital Partners LLC	AC (Chair) CC	✓	Masonite International Corporation (NYSE:DOOR) Lear Corporation (NYSE: LEA) Five Point Holdings LLC (NYSE: FPH)
Idalene F. Kesner	2014	63	Dean of Indiana University’s Kelley School of Business	NGC (Chair) CC	✓	Olympic Steel, Inc. (NASDAQ: ZEUS) Duke Energy Corporation (NYSE: DUK)
Jill A. Rahman	2020	61	Chief Operating Officer of The Greater Chicago Food Depository	NGC	✓	TreeHouse Foods (NYSE:THS)
Carl J. (Rick) Rickertsen	2013	61	Managing Partner of Pine Creek Partners	CC (Chair)	✓	Hut 8 Mining Corp. (NASDAQ: HUT)
Thomas E. Salmon	2017	58	Berry Chairman of the Board and Chief Executive Officer			Old National Bancorp (NASDAQ: ONB)
Paula A. Sneed	2018	74	Chairperson and CEO of Phelps Prescott Group LLC	NGC	✓	Charles Schwab Corporation (NYSE: SCHW)
Robert A. Steele	2014	66	Retired Procter & Gamble Vice Chairman Global Health and Well-being	AC NGC	✓	BJ’s Wholesale Club Holdings, Inc. (NYSE: BJ) Newell Brands Inc. (NYSE: NWL)
Stephen E. Sterrett*	2015	66	Retired Sr. Executive Vice President and Chief Financial Officer of Simon Property Group, Inc.	AC	✓	Equity Residential (NYSE: EQR)
Scott B. Ullem	2016	55	Chief Financial Officer of Edwards Lifesciences Corporation	AC CC	✓	None

(1)
As of January 1, 2022 Messrs. Steele and Ullem replaced Mr. Rickertsen on the Audit & Finance Committee and Dr. Kesner was added to the Compensation & Talent Development Committee.

AC = Audit & Finance Committee
CC = Compensation & Talent Development Committee
NGC = Nominating & Governance Committee
* = Lead Independent Director

Age

66 years or older
45-55 years
1
4
5
56-65 years

Average Age
63 Years

Tenure

More than 7 years
Less than 5 years
2
5
3
5-7 years

Gender & Racial Diversity

30%
Female Directors

20%
Underrepresented Minorities

Skills and Experience

Skill	Count
Executive Leadership	10
Global Manufacturing & Operations	4
International Business Experience	7
Planning and M&A	9
Sales and Marketing	5
Finance	4
Talent Management	6

2022 Proxy Statement

PROXY STATEMENT SUMMARY
Governance Highlights
We are committed to good corporate governance, which promotes the long-term interests of stockholders, strengthens Board and management accountability and helps build public trust in the Company. The Corporate Governance section beginning on page 14 describes our governance framework, which includes the following highlights:
Board Independence	• 9 of 10 independent directors • Regular independent director executive sessions • Independent Board Committees
Lead Independent Director
Board Refreshment	• Added four new directors in last five years • Guidelines providing for tenure limitations upon the earlier of 15 years on the Board or reaching 75 years of age
Accountability to Stockholders	• Proxy Access • Uncontested Director Election Majority Voting/Director Resignation Policy • Annual election of all directors • No shareholder rights plan • Special meeting rights
Risk Oversight	• Board is responsible for risk oversight • Designated Board committees have oversight of certain key risk areas
Succession Planning	• The Board regularly reviews senior management succession and development plans • The Board regularly evaluates Board succession
Annual Board/Committee Self-evaluation
Robust Director and Executive Officer Share Ownership Guidelines
Active and Robust Ethics & Compliance Program
Executive Compensation Highlights
Our Compensation Philosophy — Pay for Performance. The Company believes that executive compensation should be designed to align closely the interests of its executive officers and stockholders and to attract, motivate, reward and retain superior management talent. For fiscal 2021, the Company’s executive compensation was comprised of the following components:
	Plan	Purpose	Relevant Performance Metric and Description
Annual/Short Term Incentive	Base Salary	To provide fair and competitive compensation for individual performance and level of responsibility associated with position held	Based on individual performance, position, and responsibility	Fixed
	Executive Bonus Plan	To provide a short-term annual performance-based cash incentive opportunity through a bonus plan that is based upon achievement of the established performance goals
Bonus, which we also refer to as short-term incentive or STI, is determined based on two components that are tied directly to the performance of the Company:
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an Adjusted EBITDA target (75% of the target award): and

•
a free cash flow target (25% of the target award)

Variable
Long-Term Incentive	Long-Term Incentive Plan
To provide long-term incentive opportunities in the form of equity and equity-based awards in order to retain those individuals with the leadership abilities necessary for increasing long-term stockholder value while aligning their interests with the interests of our stockholders

•
67% — Option awards vest over a four-year period and incentivize performance as the options have value only to the extent the market value of the Company stock increases following issuance

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33% — Performance-based restricted stock units vest, based on the achievement of performance criteria (relative TSR* and ROCE* targets, each with a 50% weighting factor), at the end of the applicable three-year performance period

2022 Proxy Statement

PROXY STATEMENT SUMMARY
*
“Relative TSR” is the term we use to refer to total shareholder return relative to an index of our peer companies. “ROCE” is the term we use to refer to return on capital employed.

The pie charts below show the mix of aggregate Named Executive Officer (NEO) compensation by type and form at target for fiscal 2021:
Based on our actual results for the fiscal year ended October 2, 2021, the Company achieved 103% of the Adjusted EBITDA performance target and achieved 103% of the free cash flow performance target, which resulted in a total annual STI payout to our Named Executive Officers equal to 149% of target STI for fiscal 2021.
Fiscal 2022 Equity-Based Compensation Changes
In order to more closely align the interests of its executive officers and stockholders, the Compensation & ”Talent Development” Committee determined that beginning in fiscal 2022 the annual equity and equity-based awards to our executive officers will consist of 50% stock options and 50% performance-based restricted stock units, each of which will be subject to the terms and conditions discussed below.
Our Values
Sustainability, Environmental and Social Responsibility
The Board and its committees oversee the execution of Berry’s environmental, social and governance (ESG) strategies and initiatives as an integrated part of their oversight of the Company’s overall strategy and risk management. The Board is actively engaged with management on related topics such as management of human capital; diversity, equity and inclusion; sustainability goals; analysis of alternative pathways to achieve those goals; customer, investor and other stakeholder expectations; and the environmental impact of our Company.
2022 Proxy Statement

PROXY STATEMENT SUMMARY
Sustainability & Environmental Matters
To Berry, sustainability moves beyond care for our environment, and encompasses care for our employees, as well as care for our communities. It means being a good partner and a corporate steward, focused on leaving the world better than how we found it.
Increasing our positive impact on our local communities, our employees, and ultimately, the environment is an ongoing evolution of our culture and collective focus. At Berry, our mission is “Always advancing to protect what’s important.” Although this is a mission specific to Berry, in today’s environment, the benefits of polymer resins have never been more apparent. The desire to protect is at an all-time high — protect the environment, protect our health, and lastly, protect our goods. We believe no other substrate in the world has the unique ability to meet these needs.
We stand behind the power of our products and their ability to not only enable the Company to meet our sustainability goals but also the sustainability goals of other participants through-out various supply chains. Our company’s foundation has been built on our ability to lightweight packaging and create highly engineered products that require less material without sacrificing performance. This longtime practice supports our customers’ strategies and sustainability goals. Recently, we introduced a number of new products intended to advance a circular economy for polymer resins, and our teams around the world are finding ways to offer our customers more sustainable solutions.
Social Responsibility
Our mission of “Always advancing to protect what’s important” doesn’t just apply to our products and processes, it’s our approach to team members and their career aspirations as well. We believe that the difference between having a job and a career is growth. This philosophy is one of the aspects that fuels our commitment to ensuring our team members have the development tools available to allow them to reach their goals, no matter their location or their job function.
With safety as our number one core value, we believe that when it comes to our personal safety and the safety of our team members, our best should always be our standard. It is through the adherence to our environmental, health and safety vision and principles that we have been able to identify, manage, and eliminate risk, allowing us to have an OHSA incident rate significantly better than the industry average.
At Berry, we believe diversity and inclusion drives engagement, innovation and organizational growth. By embracing individuals of different backgrounds, we not only have the ability to recruit and retain top talent, but we also have the ability to expand our way of thinking as we work together to meet the needs of our employees, customers and communities. Our strategic objectives allow us to focus our efforts in the following areas:
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Recruitment & Development — We value a workforce that brings together people with a broad range of viewpoints, cultures, and backgrounds.

•
Positive Employee Experience — We recognize that inclusion results in improved employee contribution, productivity, and employee experience.

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Customer/Supplier Engagement — The diversity of our customers and suppliers enables our organization to improve customer satisfaction and enhance our opportunities for growth.

•
Community Partnership — We are committed to partnering with our local communities to create a positive impact.

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Business Growth — We recognize that a diverse workforce and inclusive environment will result in greater creativity and innovation.

Approach to Human Capital Management
We believe that it is the cumulative success of our thousands of employees around the globe that fosters excellence within our organization.
2022 Proxy Statement

PROXY STATEMENT SUMMARY
Impact 2025
While many of the Impact 2025 goals remain steadfast, we have increased the ambition of our science-based greenhouse gas reduction target and shifted the focus of Impact 2025 to better align with our broader ESG priorities. We also increased our global sustainability commitment by aligning to the United Nations Sustainable Development Goals (SDGs). The 2030 Agenda for Sustainable Development, adopted by all United Nations Member States in 2015, provides a shared blueprint for peace and prosperity for people and the planet, now and into the future. At its heart are the 17 SDGs, which are an urgent call for action by all countries — developed and developing — in a global partnership. They recognize that ending poverty and other deprivations must go hand-in-hand with strategies that improve health and education, reduce inequality, and spur economic growth — all while tackling climate change and working to preserve our oceans and forests.* Alignment to these goals represents the commitment to extending our reach in global impact.
*
Source: United Nations Department of Economic and Social Affairs, Sustainable Development; https://sdgs.un.org/goals

For more details see the Company’s 2021 Impact Report, prepared in accordance with the Global Reporting Initiative and Sustainability Accounting Standards Board standards, that is available at https://www.berryglobal.com/sustainability/howweperform. The 2022 Impact Report, which is expected to be available in early 2022, will expand on our sustainability goals, including our most recently announced sustainable packaging goal to date: 30% circular plastics use across Berry’s fast-moving consumer goods packaging by 2030. The Impact Reports are not part of this proxy statement.
2022 Proxy Statement

BERRY GLOBAL GROUP, INC.
Proxy Statement for Annual Meeting of Stockholders
February 16, 2022
In this Proxy Statement, Berry Global Group, Inc. and its subsidiaries are collectively referred to as “we,” “us,” “our,” “our Company,” “the Company” or “Berry.”
Questions and Answers about this Annual Meeting
Why did I receive this Proxy Statement?
As a Berry stockholder, you received this Proxy Statement because our Board of Directors is soliciting your proxy to vote at its upcoming Annual Meeting of Stockholders. The Annual Meeting will be held on Wednesday, February 16, 2022, at 10:00 a.m., Central Time, at the Bally’s Evansville Executive Conference Center, 450 NW Riverside Dr., Evansville, Indiana 47708.
This Proxy Statement summarizes the information you need to know to vote on an informed basis at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. See “How do I vote my shares before the Annual Meeting?” We will begin distributing this Proxy Statement, the attached notice of Annual Meeting and the proxy card(s) on or about January 10, 2022.

What am I voting on?
If you hold shares of Berry common stock, you are being asked to consider and vote on the following proposals:
1.
To elect the ten director nominees named in this Proxy Statement to Berry’s Board of Directors for one-year terms;

2.
To ratify the selection of Ernst & Young LLP as Berry’s independent registered public accountants for the fiscal year ending October 1, 2022; and

3.
To approve, on an advisory, non-binding basis, our executive compensation.

Who is entitled to vote?
Holders of outstanding common stock as of the close of business on December 28, 2021, the record date, are entitled to vote at the Annual Meeting. As of December 28, 2021, 135,134,003 shares of common stock were outstanding. Each holder of our common stock as of the record date will be entitled to one vote per share.

Has the Board of Directors made any recommendation with respect to each proposal?
The Board of Directors recommends that holders of common stock vote (i) FOR the election of each director nominee; (ii) FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending October 1, 2022; and (iii) FOR approval of our executive compensation on a non-binding, advisory basis.

What does it mean if I get more than one proxy card?
If you receive more than one proxy card, it means you hold shares registered in more than one account. Sign and return ALL proxy cards or follow the instructions on EACH proxy cards to vote by phone or via the Internet in order to ensure that all your shares are voted.

How do I vote my shares before the Annual Meeting?
Each holder of record of common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.
If you hold your shares in your own name, you may submit a proxy by one of several methods:
•
Submitting a Proxy by Mail:   If you choose to submit a proxy by mail, simply mark the appropriate proxy card, date and sign it, and return it in the postage paid envelope provided or to the address shown on the proxy card. The proxy card must be received by February 15, 2022.

•
Submitting a Proxy by Telephone or via the Internet:   If you choose to submit a proxy by telephone or via the Internet, follow the instructions provided on the proxy card. If you submit your proxy by telephone or via the Internet, you do not need to return a proxy card by mail. Internet and telephone proxy submission is available 24 hours a day. Proxies submitted by telephone or the Internet must be received by 11:59 p.m., Eastern Time, on February 15, 2022.

•
Submitting a Proxy in Person at the Annual Meeting:   You may vote your shares in person at the Annual Meeting. Even if you plan to attend the Annual Meeting in person, we recommend that you also submit your proxy by telephone or via the Internet, or by completing, signing,

2022 Proxy Statement

Questions and Answers about this Annual Meeting
dating, and returning the attached proxy card by the applicable deadline so that your vote will be counted, if you later decide not to, or are unable to, attend the meeting.
By casting your vote, you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions.
If your shares are held in the name of a bank, broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted. Please check with your bank, broker or other nominee and follow the voting procedures provided by them to vote your shares. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must request a legal proxy from your bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the Annual Meeting.

If I am the beneficial owner of shares held in “street name” by my broker or other nominee, will my broker or other nominee automatically vote my shares for me?
Shares held in street name are shares held electronically in the account of a broker or other nominee. The actual stockholder is referred to as the beneficial owner. Stock exchange rules applicable to brokers and other nominees grant them discretionary authority to vote your shares without receiving your instructions on certain matters. Your broker or other nominee has discretionary voting authority under these rules to vote your shares on the ratification of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending October 1, 2022. However, unless you provide voting instructions to your broker or other nominee, they do not have authority to vote on the election of directors, or approval of our executive compensation. This is referred to as a “broker non-vote.” Therefore, it is particularly important that beneficial owners instruct their brokers and other nominees on how they wish to vote their shares.

How will my shares be voted if I give my proxy but do not specify how my shares should be voted?
If you hold shares in your own name (i.e., do not hold shares in “street name”) and provide specific voting instructions, your shares will be voted at the Annual Meeting in accordance with your instructions. If you hold shares in your own name and return your signed proxy card but do not indicate your voting preferences, we will vote on your behalf (i) FOR the election of each director nominee; (ii) FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending October 1, 2022; and (iii) FOR approval of our executive compensation on a non-binding, advisory basis. If any other matter properly comes before the Annual Meeting, the designated proxies will vote on that matter in their discretion as well.

What constitutes a quorum?
Holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting as of the record date must be present in person or represented by proxy at the Annual Meeting to constitute a quorum for the conduct of business at the Annual Meeting. Abstentions and broker non-votes will be treated as shares present for purposes of determining the presence of a quorum. An “abstention” occurs when a stockholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. A broker “non-vote” occurs when a broker or other nominee who holds shares for the beneficial owner is unable to vote those shares for the beneficial owner because the broker or other nominee does not have discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares.

How many votes are needed for approval of each proposal?
Each director must be elected by the affirmative vote of a majority of the votes cast with respect to each director by the shares present in person or represented by proxy and entitled to vote on the matter (Proposal 1). The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter is required to ratify the appointment of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending October 1, 2022 (Proposal 2) and to approve, on an advisory, non-binding basis, our executive compensation (Proposal 3). A broker non-vote or an abstention with respect to the election of directors is not a vote cast and, therefore, will have no effect on the outcome of the election of directors (Proposal 1). An abstention with respect to Proposal 2 or Proposal 3 will not be voted, although it will be counted for the purpose of determining the number of shares represented at the meeting and entitled to vote on the matter. Accordingly, an abstention will have the effect of a vote against Proposal 2 and Proposal 3. Broker non-votes have no effect on the outcome of the voting on Proposal 3.

How can I change my vote?
You may revoke your proxy at any time before it is exercised by:
•
Delivering to the Secretary a written notice of revocation, dated later than the proxy, before the vote is taken at the Annual Meeting;

•
Delivering to the Secretary an executed proxy bearing a later date, before the vote is taken at the Annual Meeting; or

•
Attending the Annual Meeting and voting in person (your attendance at the Annual Meeting, in and of itself, will not revoke the proxy).

Any written notice of revocation, or later dated proxy, should be delivered to:
Berry Global Group, Inc.
101 Oakley Street
Evansville, Indiana 47710
Attention: Jason K. Greene, Chief Legal Officer and Secretary

2022 Proxy Statement

Questions and Answers about this Annual Meeting
Alternatively, you may hand deliver a written revocation notice, or a later dated proxy, to the Secretary at the Annual Meeting before we begin voting.
If your shares are held by a bank, broker or other nominee, you must follow the instructions provided by the bank, broker or other nominee if you wish to change your vote.

Does Berry offer an opportunity to receive future proxy materials electronically?
Yes. If you are a stockholder of record, you may, if you wish, receive future Proxy Statements and annual reports online. If you elect this feature, you will receive either a proxy card or an e-mail message notifying you when the materials are available, along with a web address for viewing the materials. You may sign up for electronic delivery by marking and signing the appropriate spaces on your proxy card or by contacting our Investor Relations Department by e-mail at ir@berryglobal.com or by phone at (812) 306-2964. If you received these materials electronically, you do not need to do anything to continue receiving materials electronically in the future.
If you hold your shares in a brokerage account, you may also have the opportunity to receive proxy materials electronically. Please follow the instructions of your broker.
Electronic delivery saves Berry money by reducing printing and mailing costs. It will also make it convenient for you to receive your proxy materials online. Berry charges nothing for electronic delivery. You may, of course, incur the usual expenses associated with Internet access, such as telephone charges or charges from your Internet service provider.
You may discontinue electronic delivery at any time. For more information, contact our Investor Relations Department by e-mail at ir@berryglobal.com or by phone at (812) 306-2964.

Who can attend the Annual Meeting?
All stockholders of record as of December 28, 2021 can attend.
Is it possible that the Annual Meeting will be changed to a virtual format?
Although we are currently planning to hold the Annual Meeting in person, in light of the ongoing public health concerns surrounding the coronavirus (COVID-19) outbreak, we may deem it necessary to hold the Annual Meeting solely by means of remote communication (i.e., a virtual meeting) in lieu of an in-person meeting. If we decide to hold a virtual meeting, we will announce it in advance in a press release, and details will be posted on our website and filed as additional proxy soliciting materials with the Securities and Exchange Commission. Accordingly, if you are planning to attend our Annual Meeting, please monitor our website prior to the meeting date.

What do I do if I have additional questions?
If you have any questions prior to the Annual Meeting, please contact our Investor Relations Department by e-mail at ir@berryglobal.com or by phone at (812) 306-2964.
2022 Proxy Statement

DIRECTORS AND EXECUTIVE OFFICERS
DIRECTORS
Thomas E. Salmon Age: 58 Chief Executive Officer and Chairman of the Board
Thomas E. Salmon has been Chief Executive Officer of Berry since February 2017. Prior to becoming Chief Executive Officer of Berry, Mr. Salmon served as President and Chief Operating Officer of Berry since October 2016. He previously served as President of Berry’s Consumer Packaging Division from November 2015 until October 2016, President of Berry’s Rigid Closed Top Division from November 2014 until November 2015, and President of Berry’s Engineered Materials Division from 2003 until November 2014. Mr. Salmon serves on the board of directors and the compensation committee of Old National Bank. Mr. Salmon holds a Bachelor of Business Administration from Saint Bonaventure University in Western New York. Mr. Salmon’s position as our Chief Executive Officer, extensive familiarity with our Company and extensive experience in the plastics and packaging business qualify him to serve as a director of the Company.
B. Evan Bayh Age: 66 Director
B. Evan Bayh has been a member of our Board of Directors since October 2011. Mr. Bayh is a senior advisor with Apollo Global Management and is a former U.S. Senator and Indiana Governor. He was a member of the U.S. Senate from the State of Indiana from 1998 until his retirement in 2011. While in the Senate, he served on a variety of committees, including the Banking, Housing and Urban Affairs Committee, and the Committee on Small Business and Entrepreneurship. Prior to serving in the Senate, Mr. Bayh served as Indiana Governor from 1988 to 1997. Mr. Bayh also serves on the board of directors of Fifth Third Bancorp, Inc., Marathon Petroleum Corporation, RLJ Lodging Trust. He previously served on the board of directors of McGraw-Hill Education Inc. and Zenith American Mr. Bayh’s many years of service in elected office, including as the chief executive of a large Midwestern state, qualifies him to serve as a director of the Company.
Jonathan F. Foster Age: 61 Director
Jonathan F. Foster has been a member of our Board of Directors since April 2014. Since 2008 Mr. Foster has served as Founder and a Managing Director of Current Capital Partners LLC, a mergers and acquisitions advisory, corporate management services and private equity investing firm. From 2007 until 2008, Mr. Foster served as a Managing Director and Co-Head of Diversified Industrials and Services at Wachovia Securities. Mr. Foster has served in numerous key executive leadership positions including: Executive Vice President — Finance and Business Development of Revolution LLC; Managing Director of The Cypress Group; Senior Managing Director and Head of Industrial Products and Services Mergers and Acquisitions at Bear Stearns & Co; and Executive Vice President, Chief Operating Officer, and Chief Financial Officer of ToysRUs.com, Inc. Prior to the aforementioned positions, Mr. Foster was with Lazard, including as a Managing Director, for over 10 years, primarily in mergers and acquisitions.
Mr. Foster is a board member of Masonite International Corporation, Lear Corporation, and Five Point Holdings. He was previously a member of the board of directors of Sabine Oil & Gas Corporation, Smurfit-Stone Container Corporation, and Chemtura Corporation, as well as a Trustee of the New York Power Authority. Mr. Foster has a bachelor’s degree in Accounting from Emory University, a master’s degree in Accounting and Finance from the London School of Economics and has attended the Executive Education Program at Harvard Business School. Mr. Foster’s investment banking, finance, and investment experience qualifies him to serve as a director of the Company.
Idalene F. Kesner Age: 63 Director
Idalene F. Kesner has been a member of our Board of Directors since April 2014. Dr. Kesner has served as dean for Indiana University’s Kelley School of Business, since July 2013. Dr. Kesner joined the Kelley School faculty in 1995, coming from a titled faculty position at the Kenan-Flagler Business School at the University of North Carolina at Chapel Hill. While at Indiana University, Dr. Kesner has served as co-director of the School’s Consulting Academy, Chairwoman of Kelley’s Full-Time M.B.A. Program, Chairwoman of the Department of Management and Entrepreneurship, and Associate Dean for Faculty & Research. In addition to teaching various graduate-level courses in the area of strategic management, Dr. Kesner has taught in more than 100 executive programs and served as a consultant for many national and international firms, working on strategic issues. Her research has focused on the areas of corporate boards of directors, corporate governance, and mergers and acquisitions. Dr. Kesner serves on the board of advisors for Lincoln Industries, and she serves on the board of directors for American Family Insurance, Olympic Steel, Inc, and Duke Energy Corporation. She was previously a member of the board of directors of Main Street America Group and Sun Life Financial. Dr. Kesner also serves on several non-profit boards including the Association to Advance Collegiate Schools of Business, and the Kelley Executive Education Foundation, Inc. Dr. Kesner holds an M.B.A. and Ph.D. in business administration from Indiana University and a bachelor’s degree in business administration from Southern Methodist University. Dr. Kesner’s leadership and business acumen as well as her prior years of service on various corporate boards qualify her to serve as a director of the Company.
Jill A. Rahman Age: 61 Director
Jill A. Rahman has been a member of our Board of Directors since October 2020. Ms. Rahman is the Chief Operating Officer of the Greater Chicago Food Depository, a role she began in June 2020. From 2009 until June 2020 she served in several executive roles at Conagra Brands, Inc. (NYSE: CAG) including International Division President from 2016-2020 and U.S. Sweet and Salty Snacks Vice President and General Manager from 2010-2016. Ms. Rahman also held a variety of marketing, brand management, and strategic planning roles during her 15-year career at Kraft Foods and at Newell Rubbermaid. While at Conagra, she held board of director roles at joint venture companies in India, Mexico, and the Philippines. She serves on the board of directors of TreeHouse Foods Inc. Ms. Rahman earned a B.B.A. from Howard University and an M.B.A. from Indiana University. Ms. Rahman’s extensive executive management and marketing experience, particularly in the consumer products industry, qualifies her to serve as a director of the Company.

2022 Proxy Statement

DIRECTORS AND EXECUTIVE OFFICERS
Carl J. (Rick) Rickertsen Age: 61 Director
Carl J. (Rick) Rickertsen has been a member of our Board of Directors since January 2013. Mr. Rickertsen is currently a managing partner of Pine Creek Partners, a private equity investment firm based in Washington, D.C., a position he has held since January 2004. He has worked in private equity since 1987. Prior to founding Pine Creek Partners in 2004, Mr. Rickertsen was chief operating officer and partner of Thayer Capital Partners from 1998 to 2004. Mr. Rickertsen was a founding partner of three Thayer investment funds and is a published author. He serves on the board of directors of Hut 8 Mining Corp., MicroStrategy and Apollo Senior Credit Funds (AIF and AFT). He was formerly a board member of Noranda Corporation, Convera Corporation, UAP Holding Corp., and Homeland Security Capital Corporation. Mr. Rickertsen graduated with distinction from Stanford University and Harvard Graduate School of Business, obtaining a B.S. in Industrial Engineering from Stanford and M.B.A. from Harvard. Mr. Rickertsen’s extensive business experience qualifies him to serve as a director of the Company.
Paula A. Sneed Age: 74 Director
Paula A. Sneed has been a member of our Board of Directors since March 2018. Ms. Sneed is the Chairperson and CEO of Phelps Prescott Group LLC (PPG), a strategy and management consultancy she cofounded in 2007. She retired from General Foods/Kraft Foods in 2006 after a 29 year career during which she held a variety of marketing, general management and senior executive roles including Executive Vice President and President of two operating divisions, Chief Marketing Officer, Executive Vice President e-Commerce and Executive Vice President, Global Marketing Resources and Initiatives. Ms. Sneed is on the board of directors of Charles Schwab Corporation, UpTogether (formerly The Family Independence Initiative), the Surge Institute, New Schools Venture Fund and Opportunity 180. She is a former director of Hercules Inc., Airgas Inc., TE Connectivity Ltd., Communispace Inc., American Marketing Association, Right To Play, Turnaround For Children, and Teach For America national and Chicago regional boards. She is also a former trustee of Simmons College and Illinois Institute of Technology. Ms. Sneed earned a BA from Simmons College and an MBA from Harvard Business School. She received an honorary Doctorate degree in Business Administration from Johnson and Wales University. Ms. Sneed’s extensive executive management and marketing experience, particularly in the consumer products industry and her over 25 years of service as a public company director, qualifies her to serve as a director of the Company.
Robert A. Steele Age: 66 Director
Robert A. Steele has been a member of our Board of Directors since October 2014. In 2011, Mr. Steele retired from Procter & Gamble as the company’s Vice Chairman Health Care. During his 35-year tenure with
Procter & Gamble, he served in a variety of executive leadership positions, including Vice Chairman Global Health and Well-being, Group President Global Household Care, and Group President of North American Operations. Mr. Steele is a board member of BJ’s Wholesale Club Holdings, Inc., where he serves as the Lead Director and on the Audit Committee. Mr. Steele is also a board member of Newell Inc., where he serves on the Compensation Committee and serves as the Chair of the Nominating & Governance Committee. Mr. Steele was previously a member of the board of directors of the Keurig/Green Mountain Coffee Company, Beam Inc., LSI Industries, Inc. and Kellogg Company. Mr. Steele has a bachelor’s degree in Economics from College of Wooster and a M.B.A. from Cleveland State University. Mr. Steele’s in-depth knowledge of the global consumer goods market and his leadership and business experience qualifies him to serve as a director of the Company.
Stephen E. Sterrett Age: 66 Director
Stephen E. Sterrett has been a member of our Board of Directors since January 2015. Mr. Sterrett retired on December 31, 2014 as the Sr. Executive Vice President and Chief Financial Officer of Indianapolis-based Simon Property Group, Inc., a position he held since 2000. From 1993 to 2000 Mr. Sterrett held the position of Treasurer with Simon. Prior to joining the Simon organization in 1988 he was a senior manager with the international accounting firm of Price Waterhouse. Mr. Sterrett currently serves as Lead Independent Director of Equity Residential, an S&P 500 company. Mr. Sterrett was previously a member of the board of directors of Realty Income Corporation, also an S&P 500 company, from 2014 to 2019. In 2018 he became a Trustee of Butler University, a private university in Indianapolis, Indiana. He serves as a Trustee of Tindley Accelerated Schools, a K-12 charter school network in Indianapolis, Indiana. In 2021 he became a member of the Board of Governors of The First Tee. Mr. Sterrett also serves on the board of directors of the following not for profit companies: the Indiana Golf Association and its Foundation, the Indiana University Center for Real Estate Studies and the Kelley School of Business Dean’s Council. Mr. Sterrett holds a B.S. degree in accounting and an M.B.A. in finance, both from Indiana University. Mr. Sterrett’s extensive accounting and financial experience qualifies him to serve as a director of the Company.
Scott B. Ullem Age: 55 Director
Scott B. Ullem has been a member of our Board of Directors since July 2016. Mr. Ullem became Chief Financial Officer of Edwards Lifesciences Corporation (NYSE: EW), an S&P 500 company, in January 2014. Prior to joining Edwards, he served from May 2010 to December 2013 as Chief Financial Officer of Bemis Company Inc. Mr. Ullem served from 2008 to May 2010 as the Vice President, Finance of Bemis. Before joining Bemis, Mr. Ullem spent 17 years in investment banking, serving as Managing Director at Goldman Sachs and later for Bank of America. Mr. Ullem earned a bachelor’s degree in political science from DePauw University and an M.B.A. from Harvard Business School. Mr. Ullem’s extensive accounting and financial experience and in-depth knowledge of the packaging market qualify him to serve as a director of the Company.

2022 Proxy Statement

DIRECTORS AND EXECUTIVE OFFICERS
EXECUTIVE OFFICERS
Thomas E. Salmon

Age: 58
Chief Executive Officer and Chairman of the Board
See page 10 above for biographical information for Mr. Salmon.
Mark W. Miles

Age: 50
Chief Financial Officer and Treasurer
Mark W. Miles has been Chief Financial Officer since January 2014. Mr. Miles previously served as Berry’s Executive Vice President, Controller and Treasurer from August 2005 to January 2014. Mr. Miles started with the Company as Corporate Controller in 1997.
Curtis L. Begle

Age: 46
President, Health, Hygiene and Specialties Segment
Curtis L. Begle has been President of Berry’s Health, Hygiene and Specialties Segment since December 2018. He previously served as President of Berry’s Engineered Materials Segment from November 2014 to December 2018 and as President of Berry’s Rigid Closed Top Segment from December 2009 to November 2014. He holds a bachelor’s degree in business administration from the University of Evansville and a master’s degree in business administration from the University of Southern Indiana.
Jean-Marc Galvez

Age: 55
President, Consumer Packaging — International Segment
Jean-Marc Galvez has been President of Berry’s Consumer Packaging — International Segment since July 2019. He previously served as President of Berry’s Consumer Packaging Segment since January 2017 and President — Europe, Middle East, India, and Africa of Berry’s Health, Hygiene and Specialties Segment from November 2015 to January 2017. He was President — EMEIA Global Building and Geosynthetics for AVINTIV, Inc. (“Avintiv”), which Berry acquired in 2015, from May 2014 to November 2015 and served as Senior Vice President and General Manager of the EMEIA region at Polymer Group, Inc. from April 2012 to May 2014. He holds a master’s and bachelor’s degree in chemical engineering from Ecole Nationale Superieure de Chimie in Montpellier, France and has completed its general manager executive education at IESE Business School.
Michael E. Hill

Age: 55
President, Engineered Materials Segment
Michael E. Hill has been President of Berry’s Engineered Materials Segment since December 2018. He previously served as Berry’s Executive Vice President and General Manager of various segments with the Consumer Packaging Segment from November 2015 to December 2018. Mr. Hill started with Berry in 1997 during which time he held multiple positions of increasing responsibility in operations, sourcing, marketing, and sales. Mr. Hill holds a bachelor’s degree in business administration from Middle Tennessee State University and is also a certified Six Sigma Green Belt.
William J. Norman

Age: 50
President, Consumer Packaging — North America Segment
William J. Norman has been President of Berry’s Consumer Packaging — North America Segment since July 2019. He previously served as Berry’s Executive Vice President — Consumer Packaging Commercial Operations from February 2019 to July 2019, Executive Vice President & General Manager — Consumer Packaging Food from November 2015 to February 2019, and President — Rigid Open Top Segment, a position he held from October 2013 to November 2015. Mr. Norman joined Berry in 1993 during which time he held managerial and vice president positions in accounting, finance, and commercial and strategic planning. He holds a bachelor’s degree in Accounting from the University of Southern Indiana.
Jason K. Greene

Age: 51
Executive Vice President, Chief Legal Officer, and Secretary
Jason K. Greene has been Berry’s Executive Vice President and Chief Legal Officer since February 2016. He previously served as Berry’s Executive Vice President and General Counsel from January 2013 to February 2016. He was hired in December 2010 as Berry’s Deputy General Counsel. Mr. Greene holds a Bachelor of Accounting, Master of Accounting, and Juris Doctor all from the University of Florida.
James M. Till

Age: 44
Executive Vice President and Controller
James M. Till has been Berry’s Executive Vice President and Controller since January 2014. Mr. Till started with Berry in 2008, during which time he held multiple positions of increasing responsibility in accounting and finance. Mr. Till previously served as Berry’s Vice President of Accounting and Finance from November 2010 to January 2014.

2022 Proxy Statement

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information, as of December 28, 2021, regarding the beneficial ownership of the common stock of Berry Global Group, Inc. with respect to:
•
each person known to us to be a beneficial owner of more than 5% of our outstanding common stock;

•
each of our directors and director nominees and each current executive officer named in the Summary Compensation Table appearing under “Executive Compensation — Summary Compensation Table” below; and

•
all directors and executive officers as a group.

As of December 28, 2021, there were 135,134,003 shares of our common stock outstanding.
Name of Beneficial Owner(1)	Direct and Indirect Share Ownership(1)	Right to Acquire(2)	Total Beneficially Owned	Percent of Class
Thomas E. Salmon	45,585	1,142,982	1,188,576	*
Mark W. Miles	25,000	697,333	722,333	*
Curt L. Begle	28,500	255,633	284,133	*
Jean-Marc Galvez	0	207,667	207,667	*
Jason K. Greene	250	278,833	279,083	*
B. Evan Bayh	26,167	77,500	103,667	*
Jonathan F. Foster	1,667	77,500	79,167	*
Idalene F. Kesner	29,667	49,500	79,167	*
Jill A. Rahman	1,667	5,000	6,667	*
Carl J. (Rick) Rickertsen	1,667	38,500	40,167	*
Paula A. Sneed	2,050	31,000	33,050	*
Robert A. Steele	1,667	63,500	65,167	*
Stephen E. Sterrett	1,667	63,500	65,167	*
Scott B. Ullem	1,667	47,500	49,167	*
All current directors and executive officers as a group (17 persons)(2)	168,888	3,451,748	3,620,636	2.7%
EdgePoint Investment Group Inc.(3)	15,679,414	—	15,679,414	11.6%
The Vanguard Group, Inc.(4)	11,850,871	—	11,850,871	8.8%

*
Less than 1% of common stock outstanding.

(1)
The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock.

(2)
Includes options that are currently vested or that will vest within 60 days after December 28, 2021.

(3)
Information based on Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2021 by EdgePoint Investment Group Inc., located at 150 Bloor Street West, Suite 500, Toronto, Ontario M5S 2X9, Canada, reporting beneficial ownership as of December 31, 2020. Such filing reports that EdgePoint Investment Group Inc. has sole voting power with respect to 11,439,768 of the shares, shared voting power with respect to 4,200,641 of the shares, sole dispositive power with respect to 11,439,768 of the shares, and shared dispositive power with respect to 2,239,646 of the shares.

(4)
Information based on Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2021 by The Vanguard Group, Inc., P.O. 2600, V26, Valley Forge, PA 19482, including on behalf of certain subsidiaries, reporting beneficial ownership as of December 31,2020. The Vanguard Group, Inc., has sole voting power with respect to 0 of the shares, shared voting power with respect to 94,276 of the shares, sole dispositive power with respect to 11,647,526 of the shares and shared dispositive power with respect to 203,345 of the shares.

2022 Proxy Statement

CORPORATE GOVERNANCE
General
Berry aspires to the highest ethical standards for our employees, officers and directors, and remains committed to the interests of our stockholders. We believe we can achieve these objectives only with a plan for corporate governance that clearly defines responsibilities, sets high standards of conduct and promotes compliance with the law. The Board of Directors has adopted formal corporate governance guidelines, as well as policies and procedures designed to foster the appropriate level of corporate governance. Some of these guidelines, policies and procedures are discussed below.

Corporate Governance Information on our Website
The following governance documents are available on the Investor page of our website, www.BerryGlobal.com, at “Corporate Governance — Highlights:”
•
Corporate Governance Guidelines

•
Global Code of Business Ethics

•
Certification and Supplemental Code of Ethics

•
Board Committee Charters

•
Share Ownership Guidelines

Paper copies can be obtained by writing to our Secretary, Berry Global Group, Inc., 101 Oakley Street, Evansville, IN 47710.

Director Independence
Our Board of Directors has determined that all directors and director-nominees, with the exception of Mr. Salmon, satisfy the independence standards established by the Securities and Exchange Commission and the rules of the NYSE. Mr. Salmon is not considered independent under the listing standards of the NYSE because he is an employee of the Company.
In addition, the Board has determined that each member of the Audit & Finance Committee, Compensation & Talent Development Committee, and the Nominating & Governance Committee is independent. In making such determination, the Board reviewed all relationships between the Company and each director.

Director Nomination Process
When considering individuals to recommend for nomination to the Board of Directors, the Nominating & Governance Committee considers both the requisite skills and characteristics of individual directors, as well as the composition of the Board of Directors as a whole. The Company recognizes the importance of having a Board of Directors comprised of highly talented and experienced individuals as well as the benefits of having a diverse Board of Directors. A truly diverse Board of Directors will include differences in skills, professional, regional and industry experience, age, ethnicity, gender, national origin and other attributes that are essential to its successful operation and achievement of the Company’s objectives. These differences will be considered in determining the optimum composition of the Board of Directors. All director nominations are made on merit, in the context of the skills and competency matrix which the Nominating & Governance Committee shall determine from time to time, reflecting its assessment of the Board of Directors’ current and long-term needs, among others. Additionally, to support periodic refreshment on our Board, our Corporate Governance Guidelines provide that non-executive directors are generally not eligible for re-nomination in the year following the earlier to occur of the point in time when a director has served 15 years on the Board or reached the age of 75.
In support of this goal, the Nominating & Governance Committee will, when identifying candidates to recommend for election to the Board of Directors:
•
consider individuals who are highly qualified, based on their talents, experience, and personal skills, character and qualities;

•
consider criteria that promotes director diversity, including with regard to gender, ethnicity, age, national origin and other attributes;

•
consider the level of diversity on the Board of Directors overall, including women and underrepresented groups, when making recommendations for nominees to the Board of Directors and with regard to succession planning for the Board of Directors; and

•
as and when required, engage qualified independent external advisors to assist the Board of Directors in conducting its search for candidates that meet the Board of Directors’ criteria regarding skills and diversity.

The Nominating & Governance Committee will consider stockholder recommendations for director candidates, which should be submitted in writing to our principal executive offices at 101 Oakley Street, Evansville, IN 47710, in care of our Secretary, or, alternatively, by email to ir@berryglobal.com, along with the name of the candidate and all biographical and other information about the candidate that would be required to be included in a proxy statement under the rules of the Securities and Exchange Commission, a description of the relationship between the candidate and the recommending stockholder, the proposed candidate’s consent to serve as a director if elected and proof of the number of shares of our common stock owned by the recommending stockholder and the length of time such stockholder has owned those shares. The Nominating & Governance Committee may request additional information and will then evaluate the proposed candidate based on the criteria described above. These procedures relate only to stockholder recommendations for director candidates to be considered by the Nominating & Governance Committee. Any stockholder who wishes to formally nominate a candidate must follow the procedures set forth in our Bylaws. See “Stockholder Proposals.”
Pursuant to the proxy access provisions of our Bylaws, a holder (or a group of not more than 20 holders) of at least 3% of our outstanding common

2022 Proxy Statement

CORPORATE GOVERNANCE
stock continuously for at least three years is entitled to nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or 20% of our Board of Directors, provided that the nominating holder(s) and the nominee(s) satisfy the requirements specified in our Bylaws, including by providing us with advance notice of the nomination. For more detailed information on how to submit a nominee for inclusion in our proxy materials pursuant to the proxy access provisions, see “Stockholder Proposals — Proxy Access Director Nominees.”
Any stockholder who wishes to formally nominate a candidate without seeking access to our proxy materials must follow the procedures set forth in our Bylaws. See “Stockholder Proposals — Other Proposals and Nominees.”

Board Composition
Stockholder Engagement
Each year, we welcome the opportunity to develop an understanding of stockholder perspectives on our Company and to foster long-term relationships with our stockholders. We understand that our stockholders want to hear from our leadership team on their thinking on a range of topics. Berry’s leadership team engages with stockholders throughout the year on corporate governance, business performance, Board of Directors composition, executive compensation, and ESG priorities, including progress on diversity, equity and inclusion initiatives and sustainability leadership, and report back to the Board of Directors on the feedback they receive.

Meeting Attendance
During the 2021 fiscal year our Board of Directors held four regular meetings. Each director attended, either in person or by telephone 100% of the aggregate of (1) the total number of meetings of our Board of Directors held while he or she was a director during the last fiscal year and (2) the total number of meetings held by all committees on which he or she served during the periods that he or she served on the committee during the last fiscal year. All directors have been invited to attend the Annual Meeting, but are not required to attend. Mr. Salmon is the only director who attended the 2021 Annual Meeting.

2022 Proxy Statement

CORPORATE GOVERNANCE
Board Committees
Our Board of Directors has a Compensation & Talent Development Committee, an Audit & Finance Committee, and a Nominating & Governance Committee. Our Board of Directors has determined that each member of the Audit, Compensation, and Nominating & Governance Committees of the Board is independent. The charter for each committee of the Board of Directors is available on the Corporate Governance tab of the Investors section of our website at www.BerryGlobal.com. The composition of the Committees as of the date of this proxy statement and the duties and responsibilities of each Committee is provided in the table below.

Committee	Duties and Responsibilities	Committee Members During Fiscal Year 2021(3)	Total Number of Meetings During Fiscal Year 2021
Audit & Finance Committee(2)	Assist the Board in fulfilling its oversight responsibilities relating to: • the accounting, financial and external reporting policies and practices of the Company; • the integrity of the Company’s financial statements; • the independence, qualifications and performance of the Company’s independent auditor; • the effectiveness of the Company’s internal control over financial reporting; • the risk assessment and risk management practices of the Company; • the performance of the Company’s internal audit function; and • compliance with the Company’s Global Code of Business Ethics.	Mr. Foster(1) Mr. Rickertsen Mr. Sterrett	4
Compensation & Talent Development Committee
•
Approve and recommend to our Board of Directors all compensation plans for the executive officers and our Board of Directors.

•
Approve the short-term compensation of the executive officers and recommend for Board of Directors approval the short-term compensation for members of our Board of Directors.

•
Approve and authorize grants under the Company’s incentive plans, including all equity plans and long-term incentive plans.

•
Lead the Board of Directors in its annual review of the executive officers’ performance.

•
Review, and report to the Board on, the Company’s succession planning.

•
Prepare any report on executive compensation required by Securities and Exchange Commission rules and regulations for inclusion in our annual Proxy Statement, if any.

•
Oversee the Company’s “Social” (including diversity, equity and inclusion) strategies, initiatives and disclosure, including related policies, programs and publications, and review significant findings of related internal and external assessments and audits.

		Mr. Rickertsen(1) Mr. Bayh Mr. Foster Mr. Ullem	4
Nominating & Governance Committee
•
Implement and review criteria for membership on our Board of Directors and its committees.

•
Recommend proposed nominees for election to our Board of Directors and membership on its committees.

•
Make recommendations to our Board of Directors regarding governance and related matters.

•
Review CEO and executive officer succession planning with the Compensation & Talent Development Committee as appropriate.

•
Lead the Board in its annual review of the Board’s performance.

•
Oversee the Company’s “Environmental” and “Governance” strategies, initiatives and disclosure, including related policies, programs and publications, and review significant findings of related internal and external assessments and audits.

		Dr. Kesner(1) Ms. Sneed Mr. Steele Ms. Rahman	4

(1)
Committee Chair

(2)
Our Board of Directors has determined that Messrs. Foster, Steele, Sterrett, Rickertsen and Ullem satisfy the requirements for independence and financial literacy under the rules and regulations of the NYSE and the Securities and Exchange Commission, satisfy the financial sophistication requirements of the NYSE, and qualify as audit committee financial experts as defined under Securities and Exchange Commission rules and regulations.

(3)
As of January 1, 2022 Messrs. Steele and Ullem replaced Mr. Rickertsen on the Audit & Finance Committee and Dr. Kesner was added to the Compensation & Talent Development Committee.

Board Leadership Structure
The Board of Directors has historically chosen to combine the positions of Chief Executive Officer and Chairman of the Board so that the same person serves in both roles. While the Board believes it is important that the Company retain the organizational flexibility to determine whether the roles of Chief Executive Officer and Chairman of the Board are separated or combined, the Board believes that combining the positions of Chief Executive Officer and Chairman is in the Company’s best interest. This arrangement provides the benefit of having our Chief Executive Officer, the individual with primary responsibility for managing the Company’s day-to-day operations, chair regular Board meetings as the Board discusses

2022 Proxy Statement

CORPORATE GOVERNANCE
key business and strategic issues. Coupled with a Lead Independent Director, the structure affords strong independent board leadership and engagement and oversight of management, promotes cohesiveness, and also allows for better alignment of strategic development and execution, more effective implementation of strategic initiatives, and clearer accountability for success or failure.
When the Chairman and Chief Executive Officer roles are combined as they are currently, our Corporate Governance Guidelines require that we have a Lead Independent Director position to complement the Chairman’s role, and to serve as the principal liaison between the non-employee directors and the Chairman. Our Corporate Governance Guidelines require that Lead Independent Director be elected annually by the independent, non-employee directors. Mr. Sterrett currently serves as our Lead Independent Director, providing effective, independent leadership of our Board through his clearly defined and robust set of roles and responsibilities, including presiding at meetings of independent directors and regularly scheduled executive sessions.
The Lead Independent Director coordinates the activities of the independent directors and performs such other duties and responsibilities as the Board of Directors may determine. The specific responsibilities of the Lead Independent Director are as follows:
•
Preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

•
Call, coordinate, develop the agenda for, chair and moderate meetings of the independent directors;

•
Serve as liaison between the Chairman and the independent directors;

•
Advise the Chairman as to the quality, quantity, and timeliness of the flow of information from management that is necessary for the independent directors to perform their duties effectively and responsibly;

•
Provide the Chairman with input regarding Board meeting agendas and schedules; and

•
Assist the Nominating & Governance Committee, the Board and management related to compliance with and implementation of Corporate Governance Guidelines.

Board Role in Risk Oversight
It is the direct responsibility of the Chief Executive Officer and the other members of management to identify, assess, prioritize and manage the Company’s enterprise risks on a day-to-day basis. The Board of Directors has responsibility for the oversight of risk management on an enterprise-wide basis through regular updates from management and the strategic planning process. The Audit & Finance Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing and discussing with management the Company’s major risk exposures and the results of an annual corporate-wide enterprise risk assessment, the related corporate guidelines, and procedures for risk assessment and management. The Company’s approach to risk management is to identify, prioritize, monitor and appropriately mitigate all material business risks, and take advantage of all identified opportunities, in order to support the Company’s strategy, including proper financial management and sustainable growth, while protecting and enhancing stockholder value. In addition, the Board of Directors delegates certain risk oversight responsibilities to its committees; for example, the Audit & Finance Committee is responsible for overseeing our material financial and other risk exposures, including risks relating to the financial reporting process and internal controls, as well as risks related to cybersecurity threats, the Company’s information technology systems and networks, and related-party transactions; the Compensation & Talent Development Committee is responsible for overseeing risks relating to our compensation programs; and the Nominating & Governance Committee is responsible for overseeing corporate governance-related risks. The Board and its committees oversee the execution of Berry’s ESG risk management, strategies and initiatives as an integrated part of their oversight of the Company’s overall strategy and risk management. The Board and its committees are actively engaged with management on related topics such as management of human capital; diversity, equity and inclusion; sustainability goals; analysis of alternative pathways to achieve those goals; customer, investor and other stakeholder expectations; the environmental impact of our Company; and the Company’s global ethics and compliance program. Specifically, the Compensation & Talent Development Committee has responsibility for the oversight of the Company’s “Social” strategy, initiatives and disclosure and the Nominating & Governance Committee has responsibility for the oversight of the Company’s “Environmental” and “Governance” strategies, initiatives and disclosure.

Communications with the Board
Any person who wishes to communicate with the Board of Directors, including the independent directors, may direct a written communication, addressed to the Board of Directors or to the independent directors, to our principal executive offices at 101 Oakley Street, Evansville, IN 47710, in care of our Secretary, or, alternatively, by email to ir@berryglobal.com. All correspondence will be logged and forwarded to the director or directors to whom it is addressed.

Share Ownership Guidelines
The Board encourages directors and Company management to hold a meaningful financial interest in the Company. Under the share ownership guidelines applicable to all non-employee directors, each non-employee director is expected to hold a financial stake in shares of Company common stock with a value equivalent to four times his or her annual cash retainer. Each non-employee director has five years after his or her initial election to the Board to meet the ownership guidelines. Each of the non-employee directors was in compliance with the guidelines as of December 31, 2021 or is reasonably proceeding with compliance as of the applicable five-year achievement period. Under the share ownership guidelines applicable to
Company management, the Chief Executive Officer is required to hold a financial stake in shares of Company common stock in an amount equal to at least five times his annual base salary and the other Named Executive Officers are required to hold a financial stake in shares of Company common stock in an amount equal to at least three times their annual base salary. The Chief Executive Officer and each other Named Executive Officers have five years after his or her initial appointment to a qualifying management position to meet the ownership guidelines. The Chief Executive Officer and the other Named Executive Officers were in compliance with the guidelines as of December 31, 2021.

2022 Proxy Statement

CORPORATE GOVERNANCE
No Hedging or Pledging of Stock
Berry policy prohibits directors, executive officers and key employees from engaging in publicly traded options and hedging transactions with regard to Berry securities, including the pledging of shares of Berry stock to secure personal loans.
Global Code of Business Ethics
Effective August 23, 2021, the Board of Directors approved a new Global Code of Business Ethics (the “Code of Ethics”). The Code of Ethics was adopted to, among other things, (i) improve its focus on the Company’s core values and culture of ethics and integrity, (ii) reduce complexity and improve readability in order to make the Code of Ethics more accessible to a global and diverse employee base, (iii) provide additional clarity on acceptable and unacceptable behaviors and actions, including through the use of practical hypotheticals, (iv) communicate to third parties, including suppliers, customers and the communities where we live and work, our expectations and aspirations, and (v) make other technical, administrative, and non-substantive revisions to the Company’s prior Code of Business Ethics.
The Code of Ethics applies to all directors, officers, and employees of the Company and its subsidiaries, including our Chief Executive Officer and senior financial officers, establishing basic standards of business practice and behavior, as well as professional and personal conduct that are expected of all covered persons. The Company’s policy is to conduct its business in accordance with the highest ethical, moral, and legal standards, efficiently, in good faith, with due care, and in the best interests of the Company, its employees, and stockholders. Each Company director, officer, and employee has a primary duty to act at all times to uphold these standards and to act with honesty, integrity and fairness, and without actual or apparent conflict of interest.
We also have adopted a Certification and Supplemental Code of Ethics (the “Supplemental Code”) applicable to our Chief Executive Officer, all Company directors, employees reporting directly to the Chief Executive Officer, executive vice presidents, and regional presidents. The Company believes that the highest level of leaders at the Company have a responsibility to uphold the highest standards of integrity, to avoid even the appearance of impropriety, and to set an example of accountability for all others in the Company.
To codify this responsibility, the Company created the Supplemental Code, which is in addition to the standards set by our Code of Ethics, in order to establish a higher level of expectation for the most senior leaders of the Company. The Supplemental Code sets the expectations as to how our senior leaders conduct themselves in dealings with the Company, customers, suppliers and coworkers and it further defines our commitment to compliance with the Company’s policies, procedures and government rules and regulations. Our Code of Ethics and the Supplemental Code can be obtained on our website.
The Company has an active global ethics and compliance program, which includes:
•
An Ethics Committee, chaired by our Director of Corporate Compliance, that oversees management’s efforts to foster a culture of ethics and appropriate conduct within the Company. The Committee’s role is one of oversight, recognizing that management is responsible for continuously reinforcing and championing the Company’s sound ethics, responsible conduct and principled culture throughout our employee population. The Committee reports to the Audit & Finance Committee on a quarterly basis.

•
Regular employee ethics and compliance training that sets the right tone, ensures our employees and third-party representatives know what’s expected of them, and helps create a culture of ethics and respect.

•
An ethics and whistleblower hotline that allows our employees and business partners to speak up and voice their concerns via phone or web intake in the instances where they may not feel comfortable doing so in person or directly to someone in the Company. We also have a non-retaliation policy to protect those who speak up in good faith.

•
A comprehensive set of policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Ethics and Supplier Code of Conduct.

2022 Proxy Statement

CORPORATE GOVERNANCE
Compensation of Directors
For fiscal 2021, non-employee directors received cash compensation of $26,250 per quarter, plus $20,000 annually for serving as Chair of a Board committee and $35,000 annually for serving as Lead Independent Director.
For fiscal 2021, non-employee directors earned fees and equity awards as shown in the following table.

Name	Fees Earned or Paid in Cash ($)	Equity Awards(1) ($)	Total ($)
B. Evan Bayh	105,000	172,185	277,185
Jonathan F. Foster	125,000	172,185	297,185
Idalene F. Kesner	125,000	172,185	297,185
Jill A. Rahman	105,000	172,185	277,185
Carl J. Rickertsen	125,000	172,185	297,185
Ronald S. Rolfe(2)	52,500	43,060	95,560
Robert A. Steele	105,000	172,185	277,185
Stephen E. Sterrett	140,000	172,185	312,185
Scott B. Ullem	105,000	172,185	277,185
Paula A. Sneed	105,000	172,185	277,185

(1)
Reflects grant date fair value of 1,667 RSUs based on, and options for 5,000 shares with an exercise price at, the closing price of the Company’s common stock on the grant date ($54.22 per share), awarded to each non-employee director on November 23, 2020.

(2)
Mr. Rolfe retired from the Board as of the 2021 Annual Meeting in accordance with the retirement age set forth in our Corporate Governance Guidelines.

Transactions with Related Persons
Our Board of Directors has adopted a written policy for the review and approval or ratification of any transaction with any related party where the aggregate amount involved is expected to exceed $120,000 and in which any related party had, has or will have a direct or indirect material interest, with the exception of: (i) certain transactions involving another company in which the related party’s only relationship is as a non-executive employee, director or less-than-10% equity owner or limited partner and (ii) certain additional exceptions. Under the policy, the Audit & Finance Committee shall review such related-party transactions and may approve or ratify them only if it is determined that they are fair as to, and not inconsistent with the best interests of, the Company, considering all relevant facts and circumstances. When reviewing a related-party transaction, the Audit & Finance Committee may take into consideration all of the relevant facts and circumstances available to it, including, to the extent relevant and feasibly provided: (a) the material terms and conditions of the transaction; (b) the related party’s relationship to the Company; (c) the related party’s interest in the transaction; (d) the approximate dollar value of the transaction and of the related party’s interest in the transaction; (e) the aggregate amount of all payments or installments to be made, in the case of a transaction providing for periodic payments or installments; (f) the aggregate amount of principal to be outstanding and interest rate payable, in the case of indebtedness; and (g) any other material information.
The policy requires any officer, director or employee of the Company or its subsidiaries who becomes aware of a potential related-party transaction to notify the Chief Financial Officer or an Executive Vice President of the
Company, who shall then review the proposed transaction and, if it is expected to fall within the policy, present it to the Audit & Finance Committee for review. Under the policy, the Audit & Finance Committee must approve any related-party transaction by the affirmative vote of a majority of its disinterested members. If advance approval is not feasible, then the Audit & Finance Committee must ratify the related-party transaction at its next regularly scheduled meeting or the transaction must be rescinded. In addition, the Chair of the Audit & Finance Committee may pre-approve or ratify any related-party transaction in which the aggregate amount involved is reasonably expected to be less than $100,000.
Certain of the Company’s employees who invested in the Company, including the Chief Executive Officer, Chief Financial Officer, and President — Health, Hygiene and Specialties Segment, entered into a stockholders agreement with the Company’s equity sponsors that was amended and restated upon completion of the Company’s initial public offering in October 2012 and most recently in January 2015 (the “Fourth Stockholders Agreement”). The Fourth Stockholders Agreement provides, among other things, for certain restrictions on the transferability of the equity ownership of the Company of each employee and certain other stockholders that are parties thereto, piggyback registration rights and repurchase rights by the Company in certain circumstances.
Other than as described above, the Company has not entered into any related-party transactions required to be disclosed under Securities and Exchange Commission rules and regulations since the beginning of fiscal 2021.

2022 Proxy Statement

REPORT OF THE AUDIT & FINANCE COMMITTEE
The following Report of the Audit & Finance Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.
The Audit & Finance Committee is a separately-designated, standing committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. It is composed of three directors, each of whom the Board of Directors has determined is an “independent director” as defined by NYSE listing standards. The Audit & Finance Committee’s responsibilities are set forth in its written charter approved by the Board of Directors. The Board has also determined that the members of the Audit & Finance Committee meet the financial literacy requirements of NYSE listing standards.
Management is responsible for the Company’s financial reporting process, including systems of internal control over financial reporting. The independent registered public accountants are responsible for performing an independent audit of the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board, and to issue a report thereon. The Audit & Finance Committee’s responsibility is to engage the independent auditor and otherwise to monitor and oversee these processes.
For the fiscal year ended October 2, 2021, the Audit & Finance Committee engaged Ernst & Young LLP to serve as the Company’s independent auditor.
The Audit & Finance Committee has met and held discussions with management and Ernst & Young LLP. The Audit & Finance Committee reviewed and discussed the financial statements for fiscal 2021 with management and with Ernst & Young LLP. Management represented to the Audit & Finance Committee that the Company’s consolidated financial statements as of and for the fiscal year ended October 2, 2021 were prepared in accordance with generally accepted accounting principles. Ernst & Young LLP audited the Company’s consolidated financial statements as of and for the fiscal year ended October 2, 2021 and the effectiveness of the Company’s internal control over financial reporting as of October 2, 2021 and has issued a report thereon. The Audit & Finance Committee discussed with the independent registered public accountants matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board.
The Audit & Finance Committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Audit & Finance Committee concerning independence, and the Audit & Finance Committee has discussed with the independent registered public accountants that firm’s independence. In addition, the Audit & Finance Committee approves in advance all services performed by the Company’s independent auditor. The Audit & Finance Committee determined that Ernst & Young’s provision of non-audit services to the Company as described in “Matters Relating to Independent Registered Public Accountants” is compatible with maintaining that firm’s independence.
Based on these discussions and reviews, the Audit & Finance Committee determined that the audited financial statements for the Company’s last fiscal year should be included in our Company’s Form 10-K and made a formal recommendation to the Board of Directors to that effect.
Members of the Audit & Finance Committee at the time of the filing of the Form 10-K who approved this report:
Jonathan F. Foster
Carl J. Rickertsen
Stephen E. Sterrett

2022 Proxy Statement

EXECUTIVE COMPENSATION
Executive Summary

Executive Compensation Highlights
•
Link compensation to Company performance.   Performance drives pay. A significant portion of compensation opportunities for the Named Executive Officers is variable, meaning it is tied to performance. Cash STI payouts are based on the attainment of business plan performance metrics.

•
Balanced compensation program.   The compensation program includes complementary but diverse performance goals, a balance of types of compensation, and caps on the amount of compensation that can be awarded.

•
Compensation aligned with stockholder interests.   Long-term incentive compensation opportunities for the Named Executive Officers are equity or equity-based.

•
Independent Compensation Consultant.   Our Compensation & Talent Development Committee utilizes an independent compensation consultant.

•
Double trigger change in control arrangements.   Benefits in connection with a change in control are only payable after a qualifying termination.

•
No repricing of awards.   No previously granted awards can be repriced or surrendered in exchange for new awards.

•
Recoupment Policy.   Our Compensation Recoupment Policy provides for the recoupment of executive compensation in the event of certain accounting irregularities by executives.

Fiscal 2021 Compensation Overview
Our executive compensation program is comprised of (i) base salary, (ii) short-term annual performance-based cash incentives (annual STI), and (iii) long-term equity and equity-based incentives. The highlights of our fiscal 2021 compensation program are as follows:
•
Fiscal 2021 base salaries for our executive officers were increased from fiscal 2020 to generally reflect a cost-of-living adjustment, with limited additional adjustments based on performance and changes in position or responsibility.

•
The short-term annual performance-based cash incentive is comprised of two components that are tied directly to the performance of the Company:

■
an Adjusted EBITDA target (75% of the target award), and

■
a free cash flow target (25% of the target award).

•
Based on our actual results for the fiscal year ended October 2, 2021, Adjusted EBITDA performance came in at 103% of the target and free cash flow came in at 103% of the target, which resulted in a total annual STI payout to our Named Executive Officers equal to 149% of target STI for fiscal 2021.

•
In fiscal 2021, we granted: (i) stock option awards with respect to approximately 1.9 million shares in the aggregate to non-employee directors, employees and officers, including our Named Executive Officers, and (ii) restricted stock units with respect to approximately 200 thousand shares in the aggregate to non-employee directors, employees and officers, excluding our executive officers and Named Executive Officers.

•
In fiscal 2021, we also granted performance-based restricted stock units with a target value equivalent to approximately 150 thousand shares, which will be settled only in cash, to Company executive officers, including performance-based restricted stock units with a target value equivalent to approximately 110 thousand shares to our Named Executive Officers.

The pie charts below show the mix of aggregate Named Executive Officer compensation by type and form at target for fiscal 2021:
2022 Proxy Statement

EXECUTIVE COMPENSATION

Fiscal 2022 Equity-Based Compensation Changes
In order to more closely align the interests of its executive officers and stockholders, the Compensation Committee determined that beginning in fiscal 2022 the annual equity and equity-based awards to our executive officers will consist of 50% stock options and 50% performance-based restricted stock units, each of which will be subject to the terms and conditions discussed below.

Compensation Discussion and Analysis
The Executive Compensation Discussion and Analysis identifies and describes the basic principles, philosophies and rationale underlying our compensation decisions and programs as well as the key elements of compensation for our Named Executive Officers identified in our Summary Compensation Table below. The Compensation & Talent Development Committee made all final compensation decisions for our Chief Executive Officer and all executive officers, including each of our Named Executive Officers identified in our Summary Compensation Table below, for the 2021 fiscal year. For fiscal 2021, our Named Executive Officers identified in the Summary Compensation Table include our current Chief Executive Officer, Chief Financial Officer, and the next three highest compensated executive officers serving as such at fiscal year-end. Below is a discussion of the principles outlining our executive compensation program.
Our goal as an employer is to ensure that our pay practices are equitable as compared to market practice, facilitate appropriate retention, and reward exceptional performance. We have periodically conducted studies to better understand compensation programs of other manufacturing companies similar in size to the Company. Our studies have reviewed base salary, short-term incentives, and long-term equity awards, and based on such studies, we believe that our overall compensation levels are competitive with other comparable companies.
The Company believes that executive compensation should be designed to align closely the interests of its executive officers and stockholders and to attract, motivate, reward and retain superior management talent. The Company utilizes the following guidelines pertaining to executive compensation:
•
pay compensation that is competitive with the practices of other manufacturing businesses that are similar in size to the Company;

•
provide wage enhancements aligned with the performance of the Company; and

•
pay for performance by:

■
setting performance goals determined (i) by the Compensation & Talent Development Committee for our Chief Executive Officer and (ii) by our Chief Executive Officer and the Compensation & Talent Development Committee for other executive officers;

■
providing a short-term annual performance-based cash incentive opportunity through a bonus plan that is based upon achievement of these performance goals; and

■
providing long-term incentive opportunities in the form of equity and equity-based awards in order to retain those individuals with the leadership abilities necessary for increasing long-term stockholder value while aligning their interests with the interests of our stockholders.

Role of Compensation & Talent Development Committee
The Compensation & Talent Development Committee’s specific roles are to:
•
approve all compensation plans for the Chief Executive Officer of the Company and all other executive officers;

•
recommend to our Board of Directors all compensation plans for our Board of Directors;

•
approve the short-term compensation of the executive officers and recommend short-term compensation for members of our Board of Directors;

•
approve and authorize grants under the Company’s incentive plans, including all equity plans and long-term incentive plans;

•
lead the Board of Directors in its annual review of the executive officers’ performance; and

•
prepare the report on executive compensation required by Securities and Exchange Commission rules and regulations for inclusion in our annual Proxy Statement.

Role of Compensation Consultant and Benchmarking Analysis
In 2014 the Compensation & Talent Development Committee engaged Towers Watson (now known as Willis Towers Watson) to help design the Berry Global Group, Inc. 2015 Long-Term Incentive Plan (as may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “2015 Plan”) and provide advice regarding the number of shares to be reserved thereunder. Willis Towers Watson’s assistance in designing the 2015 Plan included reviewing the Company’s outstanding stock option grants, providing detail on market-competitive plan design features, collecting and reporting on market-competitive rates on share overhang, annual burn rate, share value transfer rates and equity vehicles used, and developing a final report based on management’s feedback and presenting such report to the Compensation & Talent Development Committee for review and approval.
For fiscal 2021, the Company utilized Willis Towers Watson to provide market-based salary and long-term incentive benchmarking analysis and survey data for the executive leadership team. As a result of this review, the Compensation & Talent Development Committee approved changes to equity grants and, for certain executives, increases in fiscal 2021 base salaries. Fiscal 2021 equity grants for executive officers were comprised of 67% option awards and 33% performance-based restricted stock units and beginning in fiscal 2022 will consist of 50% option awards and 50% performance-based restricted stock units.
For 2021 executive compensation planning, our fiscal 2021 peer group consists of the following companies:
Ball Corporation Sealed Air Corporation Avery Dennison Corporation Packaging Corporation of America	International Paper Company Amcor plc Mondi plc Westrock Company Westlake Chemical Corp.	Eastman Chemical Co. Ardagh Group SA AptarGroup, Inc. Crown Holdings, Inc. Akzo Nobel NV DS Smith plc
The Company reviewed potential peers from the packaging and specialty materials industries, taking into account global presence, revenues,

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EXECUTIVE COMPENSATION
enterprise value and market cap. The analysis and changes made were also reviewed with Willis Towers Watson. This peer group of companies had median revenue of $8.2 billion and median market capitalization of $12.7 billion based on the most recent publicly available data as of December 31, 2020. The Company’s revenue and market capitalization at the end of fiscal 2021 was $13.9 billion and $8.3 billion respectively.
Role of Executive Officers
The performance goals of each of our executive officers are reviewed annually. This information, along with the performance of the Company and market data, determines the wage adjustment recommendation presented to the Compensation & Talent Development Committee. All other compensation recommendations with respect to our executive officers are made by the Chief Executive Officer pursuant to policies established in consultation with the Compensation & Talent Development Committee and recommendations from our Human Resources Department.
The Compensation & Talent Development Committee evaluates the performance of the Chief Executive Officer and determines the Chief Executive Officer’s compensation in light of the goals and objectives of the compensation program. The Compensation & Talent Development Committee reviews, on at least an annual basis, the performance of the Chief Executive Officer as compared to the achievement of the Company’s goals and any individual goals. The Chief Executive Officer, together with the Human Resources Department, reviews annually the performance of each executive officer as compared with the achievement of the Company or operating division goals, as the case may be, together with each executive’s individual goals and makes compensation recommendations to the Compensation & Talent Development Committee. The Compensation & Talent Development Committee can exercise its discretion in modifying any recommended adjustments or awards to the executives. Both performance and compensation are evaluated to help the Company attract and retain high quality executives in vital positions and that their compensation, taken as a whole, is competitive and appropriate compared to that of similarly situated executives in other corporations within the Company’s industry.
Role of Stockholder Say-on-Pay Votes
At the Company’s February 24, 2021 annual meeting of stockholders, approximately 97% of the votes cast were voted in favor of the say-on-pay proposal. The Compensation & Talent Development Committee considered these results and believes the voting results reflect strong stockholder support for the Company’s approach to executive compensation. The Compensation & Talent Development Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the Named Executive Officers (as defined in Executive Compensation — Summary Compensation Table).
Executive Compensation Program
The fiscal 2021 compensation of our executive officers was generally classified into the following three categories:
(1)
base salary,

(2)
short-term annual performance-based cash incentive under our Executive Bonus Plan, and

(3)
long-term equity and equity-based awards in the form of Company stock options and performance-based restricted stock units, the latter of which will be settled only in cash.

The Company has selected these elements because each is considered useful and/or necessary to meet one or more of the principal objectives of the Company’s business. Base salary and annual STI targets are set with the goal of motivating our Named Executive Officers and adequately compensating and rewarding them on a day-to-day basis for the time spent and the services they perform. Our long-term incentive programs are geared toward providing an incentive and reward for the achievement of long-term business objectives, retaining key talent and more closely aligning the interests of management with those of our stockholders.
The compensation program for our Named Executive Officers is reviewed on an annual basis. In setting individual compensation levels for a particular executive, the total compensation package is considered, along with the executive’s past and expected future contributions to our business.
Base Salary
Our executive officers’ base salaries depend on their position within the Company, the scope of their responsibilities, the period during which they have been performing those responsibilities and their overall performance. Base salaries are reviewed annually and are generally adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. Fiscal 2021 base salary adjustments for our executive officers generally reflected a cost-of-living increase, with limited additional adjustments based on performance and changes in position or responsibility.
Short-Term Annual Performance-Based Cash Incentive
The Company has a long history of sharing profits with employees. This philosophy is embedded in our corporate culture and is one of many practices that has enabled the Company to continually focus on improvement and be successful.
The Berry Global Group, Inc. Executive Bonus Plan is intended to provide an incentive for superior work and to motivate covered key executives toward even greater achievement and business results, to tie their goals and interests to those of the Company and our stockholders and to enable us to attract and retain highly qualified executives.
The Executive Bonus Plan is administered by our Compensation & Talent Development Committee. Under the Executive Bonus Plan, we may pay short-term incentives (including, without limitation, discretionary bonuses) to covered key executives, including our Named Executive Officers, based upon such terms and conditions as our Compensation & Talent Development Committee may in its discretion determine.
Our Compensation & Talent Development Committee approved fiscal year 2021 target values of awards and awards paid under the Executive Bonus Plan. Depending on our overall business performance, which for fiscal year 2021 was specifically related to our attainment of Adjusted EBITDA and free cash flow, each Named Executive Officer, other than the Chief Executive Officer, was eligible to receive a short-term incentive award under the Executive Bonus Plan ranging from zero to 160% of his or her annual base salary, with 80% being the STI target. Our Chief Executive Officer was eligible to receive a short-term incentive award under the Executive Bonus Plan ranging from zero to 250% of his annual base salary, with 125% being the STI target. These targets were subject to change at the discretion of the Compensation & Talent Development Committee. Performance objectives are generally set on an annual basis. The applicable performance period was the 2021 fiscal year.
In determining the fiscal year 2021 target values of awards under the Executive Bonus Plan, 75% of the target value of the award was based on attaining 100% of the applicable annual Adjusted EBITDA target, and 25% was based on attaining 100% of the free cash flow target. The pro forma contribution from acquisitions is excluded from Adjusted EBITDA for purposes of determining Executive Bonus Plan payouts as the activity is prior to Berry ownership. Similarly, unrealized cost savings are not included in determining achievement of Adjusted EBITDA except to the extent expressly approved by the Compensation & Talent Development Committee. Adjusted EBITDA is a supplemental financial measure that is not required by, or presented in accordance with GAAP, and should not be

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EXECUTIVE COMPENSATION
considered as an alternative to net income or operating income presented in accordance with GAAP. We define Adjusted EBITDA for Executive Bonus Plan purposes as Operating EBITDA adjusted for unrealized cost synergies approved by the Compensation & Talent Development Committee. We define Operating EBITDA as net income before depreciation and amortization, income tax expense, interest expense (net), and certain non-recurring or non-cash charges, which are more particularly described in our debt documents. We define free cash flow for Executive Bonus Plan purposes as cash flow from operating activities less net additions to property, plant and equipment.
Fiscal year 2021 STI payments under the Executive Bonus Plan are directly tied to the performance of the Company. Upon approval by our Compensation & Talent Development Committee, short-term incentive awards are generally paid, to the extent earned, on an annual basis on a date determined by the Compensation & Talent Development Committee.

The target performance levels and actual performance achieved under our Executive Bonus Plan for fiscal 2021 are set forth below:
		Target STI (% of Base Salary)	Adjusted EBITDA Factor (75%)		Free Cash Flow Factor (25%)		STI Achieved (% of Target STI)
($ in millions)			Target	Achieved	Target	Achieved
CEO	FY 2021	125%	$2,150	$2,224	$875	$903	149%
Other NEOs	FY 2021	80%	$2,150	$2,224	$875	$903	149%
Equity and Equity-Based Compensation Plans
We have historically used stock options to provide long-term incentive to our key employees. In order to more closely align the interests of its executive officers and stockholders, the Compensation & Talent Development Committee determined that for fiscal 2021 the annual equity awards to our executive officers would consist of 67% stock options and 33% performance-based restricted stock units (“PSUs”), the latter of which are valued in part on the performance of our stock but will be settled in cash. The Committee determined that, beginning in fiscal 2022, the annual equity awards to our executive officers will consist of 50% option awards and 50% performance-based restricted stock units. The option awards vest over a four-year period and the PSUs vest, based on the achievement of performance criteria (relative TSR and ROCE targets, each with a 50% weighting factor), at the end of the applicable three-year performance period.
The Company historically grants equity and equity-based awards, if any, shortly following the announcement of our fiscal year end results based on a consistent value determined as a multiple of base salary, with limited performance-based exceptions. The fiscal 2021 target award opportunity for the Named Executive Officers was allocated between PSUs and options as noted above, and the target award opportunity allocated to each type of award was converted into a target number of units using the closing price of Berry’s common stock on the grant date.
In fiscal 2021, we granted (i) stock option awards with respect to approximately 1.9 million shares in the aggregate to non-employee directors, employees and officers, including our Named Executive Officers, (ii) restricted stock units with respect to approximately 200 thousand shares in the aggregate to non-employee directors, employees and officers, excluding our executive officers and Named Executive Officers. and (iii) PSUs payable in cash, with an aggregate target value equivalent to approximately 150 thousand shares to executive officers, including approximately 110 thousand shares to our Named Executive Officers, as set forth in the Grants of Plan-Based Awards table below.
The Compensation & Talent Development Committee is not prohibited from granting awards at times when it is in possession of material nonpublic information. However, no material nonpublic information was taken into account in determining the number of equity and equity-based awards granted or the exercise price for option awards, and we did not “time” the release of any material nonpublic information to affect the value of those awards.
Options
Stock options encourage retention through the vesting period and incentivize performance since the options only have value to the extent the market value of our stock increases.
The exercise price for option awards is the fair market value of our common stock on the date of grant. The fair market value of a share of our common stock is determined for this purpose by reference to the public trading price of a share of our common stock on the date of grant of the option (e.g., using a weighted average or closing price).
Generally, the options granted up through the end of fiscal 2020 become vested and exercisable over a five-year period. Unless set forth otherwise in the applicable award agreement, time-based options generally vest in 20% increments on each of the first five (5) anniversaries of the grant date. The options granted during fiscal 2021 become vested and exercisable over a four-year period. Unless set forth otherwise in the applicable award agreement, fiscal 2021 time-based options generally vest in 25% increments on each of the first four (4) anniversaries of the grant date. In each case, the vesting of options is generally subject to the grantee’s continued employment at the Company or at one of its subsidiaries as of the applicable vesting date (subject to certain exceptions, as described below); provided, that award agreements generally provide that options will vest pro rata, on a monthly basis, if a grantee’s employment is involuntarily terminated without cause after the first anniversary of the grant date.
The maximum term of options granted is ten (10) years. Subject to certain exceptions set forth in the applicable stock option award agreement, unvested options are automatically forfeited upon termination. The outstanding option awards provide (i) accelerated vesting of all unvested options upon an employee’s death or permanent disability and (ii) in the event of an employee’s qualified retirement, continuation of the normal vesting period applicable to the retiree’s unvested options, as well as an extension of the exercise period to the end of the original ten-year term of the retiree’s vested options.
With respect to equity and equity-based awards granted under the 2015 Plan, no award will vest or become payable solely as a result of a change in control, unless otherwise provided in an award agreement or award program, and we have not granted any awards under the 2015 Plan that would vest or become payable solely as a result of a change in control. On July 20, 2016, the Company amended outstanding stock option awards in order to further implement market-based compensation practices in line with compensation practices of similarly situated, publicly-traded companies as presented by Willis Towers Watson and other publicly available benchmarking studies. Each outstanding option was amended to provide for full vesting and exercisability of stock options following any termination of employment without “cause” and not due to “disability” (both, as defined in the applicable award agreement) or any resignation for “good reason,” if applicable (as defined in the recipient’s employment agreement) within the two years following a “change in control.” In that case, the options will also continue to be exercisable for the remaining term of the applicable award. Any change in control rights in the applicable

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EXECUTIVE COMPENSATION
awards prior to giving effect to these amendments were preserved to the extent they could apply more than two years following a change in control.
Stock options also provide that an additional forty percent (40%) of the shares underlying the stock option shall vest and become exercisable (not to exceed one hundred percent (100%) vested) following any involuntary termination of employment without “cause (as defined in the award agreement) or any resignation for “good reason,” if applicable (as defined in the recipient’s employment agreement), more than two years after a change in control.
The 2015 Plan contains a definition of “change in control,” although the plan committee may provide a different definition in an award agreement or award program. “Change in control” under the 2015 Plan is generally: (1) the acquisition by a person or group, together with stock the person or group already holds, of 50% or more of the combined voting power of the then outstanding voting securities of the Company, (2) the replacement of a majority of the members of the Board of Directors in a twelve-month period by directors whose appointment or election is not endorsed by at least two-thirds of the incumbent members of the Board of Directors (including those endorsed by at least two-thirds of the incumbent directors, but excluding any director who assumes office in connection with an actual or threatened proxy contest), (3) a reorganization, merger, share exchange, combination or consolidation that results in stockholders of the Company prior to such transaction owning 50% or less of the combined voting power of the resulting company immediately after the transaction, or (4) the sale, transfer or assignment of all or substantially all of the assets of the Company to any third party. However, solely for awards which are subject to Internal Revenue Code (“IRC”) Section 409A and provide for payment on a change in control, “change in control” means an a “change in control event” under IRC Section 409A unless otherwise provided in the award.
Performance-Based Restricted Stock Units
The value of each PSU is based on the value of one share of Berry common stock. The Compensation & Talent Development Committee assumes each executive will earn 100% of the PSUs awarded for purposes of determining the total compensation opportunity.
Unless set forth otherwise in the applicable award agreement, performance-based restricted stock units vest, based on the achievement of performance criteria (relative TSR and ROCE targets, each with a 50% weighting factor), at the end of the applicable three-year performance period. The Compensation & Talent Development Committee believes that a three-year performance cycle is appropriate for the PSU awards because a multi-year performance cycle enables the Committee to meaningfully evaluate the execution of long-term strategies and the effect on shareholder value.
The number of PSUs actually earned and paid is determined based upon Berry’s achievement of pre-established performance targets over the three-year performance cycle, and the ultimate value of each PSU is based on the closing price of Berry’s common stock on the last trading day of the performance cycle. Because the value of PSUs is linked to both stock price and performance targets, PSUs provide a strong incentive to executives to deliver value to Berry’s shareholders.
PSUs provide a retention incentive by requiring the executive to remain employed with Berry through the end of the applicable performance period. Notwithstanding the foregoing, if a grantee’s employment is involuntarily terminated without “cause” (as defined in the award agreement), PSU award agreements generally provide that the service condition shall be deemed satisfied with respect to a pro-rated number of PSUs based on the number of months of the performance period completed at the time of termination. In addition, outstanding PSU awards provide full satisfaction of the service condition upon an employee’s death, permanent disability or qualified retirement. Any vested PSUs are, in all events, settled shortly following the last day of the Performance Period.
PSU awards provide that the service condition is deemed met following any involuntary termination of employment without “cause” (as defined in the award agreement) or any resignation for “good reason,” if applicable (as defined in the recipient’s employment agreement) within the two years following a change in control. PSU awards also provide that upon an involuntary termination of employment more than two years after a change in control, an additional forty percent (40%) of the service condition is deemed met (not to exceed one hundred percent (100%)). Any vested PSUs are, in all events, settled (in cash for PSUs granted in fiscal 2021) shortly following the last day of the Performance Period.
Compensation Programs and Risk Management
We have determined that any risks arising from our compensation programs and policies are not reasonably likely to have a material adverse effect on the Company. Our compensation programs and policies mitigate risk by combining performance-based, long-term compensation elements with payouts that are highly correlated to the value delivered to the Company and its stockholders. The combination of performance measures applicable to annual STI awards and equity and equity-based compensation awards granted to our executive officers and the multi-year vesting schedules applicable to equity and equity-based awards granted to our executives encourage our executives to maintain both a short-term and long-term view with respect to Company performance.
Post-Employment Compensation
We provide post-employment compensation to our employees, including termination rights and benefits pursuant to employment agreements with our Named Executive Officers, as a continuation of our historical practices. The Compensation & Talent Development Committee believes that offering such compensation allows us to attract and retain qualified employees and executives in a highly competitive marketplace and rewards our employees and executives for their contribution to the Company during their employment.
A principal component of our post-employment compensation program is a qualified defined contribution 401(k) plan, which applies to all of our U.S. employees generally. Under the 401(k) plan, the Company awards a $200 lump sum contribution annually for participating in the plan and the Company matches fifty percent (50%) of the applicable participant’s 401(k) plan elective deferrals (not to exceed six percent (6%) of base compensation) made during the plan year.
Perquisites and Other Personal Benefits
The Compensation & Talent Development Committee periodically reviews the perquisites provided to our executive officers to ensure that they are reasonable, competitive and consistent with the overall compensation program. Such perquisites include for certain of our executive officers (as set forth in more detail in the Summary Compensation Table below and accompanying footnotes) use of a Company-provided car or car allowance, availability of an annual executive physical, and, for our Chief Executive Officer, financial planning, tax return preparation and limited personal use of the Company’s corporate aircraft.
Deferred Compensation Plan
In late fiscal 2021 we adopted a Non-qualified Deferred Compensation Plan that permits U.S.-based Named Executive Officers to elect to defer a portion of their base salary and STI payments under the Executive Bonus Plan. The Compensation & Talent Development Committee believes that this plan is appropriate because executives are limited in the amount that they can save for retirement under the 401(k) plan due to IRS limits applicable to tax-qualified retirement plans. Eligible participants may: (i) defer up to 75% of their base salary; (ii) defer up to 90% of their annual STI payments, and (iii) receive a Company matching contribution equal to 50% of up to 6% of base salary and STI payments deferred above the IRS 401(k) compensation limit. All deferred amounts are payable in cash.

2022 Proxy Statement

EXECUTIVE COMPENSATION
Compensation Recoupment Policy
In the event the Company is required to restate its financial statements because a covered executive willfully committed an act of fraud, dishonesty, or recklessness in the performance of the covered executive’s duties, the Compensation & Talent Development Committee is authorized to recoup (clawback) incentive compensation awarded to a covered executive in accordance with its Compensation Recoupment Policy. This recoupment policy reflects the Company’s culture that emphasizes integrity and accountability, and that reinforces the Company’s pay-for-performance compensation philosophy.
Anti-Hedging Policy
Berry policy prohibits directors, executive officers and key employees from engaging in publicly traded options and hedging transactions with regard to Berry securities, including the pledging of shares of Berry stock to secure personal loans.
Section 162(m) of the Internal Revenue Code
IRC Section 162(m) places a $1 million limit on the amount of compensation a public company can deduct in any one year for certain specified executive officers, except for qualifying performance-based compensation for tax years which began on or before December 31, 2017. While the Compensation & Talent Development Committee has historically considered the deductibility of awards as one factor in determining executive compensation, the Compensation & Talent Development Committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible for tax purposes.
The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.
Despite our efforts in the past to structure annual cash incentives in a manner intended to be exempt from Section 162(m) and therefore not subject to its deduction limits, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief under the legislation repealing Section 162(m)’s exemption from the deduction limit, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) in fact will be exempt. Further, the Compensation & Talent Development Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m), if it determines that such modifications are consistent with our business needs.

Compensation & Talent Development Committee Report
The Compensation & Talent Development Committee has reviewed and discussed with the Company’s management the “Compensation Discussion and Analysis” included in this Proxy Statement. Based on such review and discussions, the Compensation & Talent Development
Committee recommended to the Company’s Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement.

THE COMPENSATION & TALENT DEVELOPMENT COMMITTEE:
Jonathan F. Foster
Carl J. Rickertsen
B. Evan Bayh
Scott B. Ullem
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EXECUTIVE COMPENSATION
Compensation Committee Interlocks and Insider Participation
During fiscal 2021, no officer or employee served as a member of the Compensation & Talent Development Committee and none of the members of the Compensation & Talent Development Committee had any relationship required to be disclosed by Section 407(e)(4) of Regulation S-K.

Summary Compensation Table
The following table sets forth the compensation awarded to, earned by, or paid during the last three fiscal years to each person serving as our chief executive officer and chief financial officer during the most recent fiscal year, and each of the other three most highly compensated executive officers as of the end of the most recent fiscal year (collectively, the “Named Executive Officers”).

Name and Principal Position(1)	Fiscal Year	Salary ($)	Stock-Based Awards(2) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Thomas E. Salmon Chairman and Chief Executive Officer	2021	1,121,539	3,405,714	4,853,472	2,045,313	72,463(3)	11,498,501
	2020	1,069,231	—	6,773,500	2,219,375	16,505(3)	10,078,611
	2019	1,027,692	—	4,298,300	250,000	14,952(3)	5,590,944
Mark W. Miles Chief Financial Officer	2021	621,769	933,726	1,330,608	731,850	19,651(4)	3,637,604
	2020	593,462	—	1,853,800	786,580	18,620(4)	3,252,462
	2019	577,846	—	1,297,600	92,625	19,469(4)	1,987,540
Curt L. Begle President — Health, Hygiene & Specialties Division	2021	620,308	589,326	839,808	728,280	27,285(4)	2,805,007
	2020	600,000	—	1,140,800	804,000	21,951(4)	2,566,751
	2019	581,250	—	1,102,960	85,313	23,892(4)	1,793,415
Jean-Marc Galvez President — Consumer Packaging International Division	2021	692,878	719,394	1,025,232	799,984	93,112(5)	3,330,600
	2020	627,221	—	1,426,000	840,476	245,000(5)	3,138,697
	2019	546,711	—	811,000	84,322	145,700(5)	1,587,734
Jason K. Greene Executive Vice President, Chief Legal Officer and Secretary	2021	530,192	589,326	839,808	624,750	23,706(4)	2,607,782
	2020	508,846	—	1,212,100	675,360	20,911(4)	2,417,217
	2019	496,462	—	811,000	79,625	21,110(4)	1,408,197

(1)
Reflects titles as of October 2, 2021.

(2)
Reflects the aggregate grant date fair value of the awards. PSU values assume target performance level achievement.

(3)
Includes costs incurred by the Company for financial planning and tax return preparation, costs of group life insurance coverage provided to the executive, and matching contributions made by the Company to the executive’s account under the Company 401(k) plan. For fiscal 2021, the incremental amount of personal use of the Company aircraft for Mr. Salmon was $55,300, which is included in the perquisites amounts set forth above.

(4)
Includes costs incurred by the Company for auto allowance or the executive’s personal use of a Company-provided vehicle, costs of group life insurance coverage provided to the executive, cost of an executive physical, and matching contributions made by the Company to the executive’s account under the Company’s 401(k) plan.

(5)
Includes costs incurred by the Company for the executive’s personal use of a Company-provided vehicle and for benefits provided pursuant to the Company’s International Assignment Policy as a result of Mr. Galvez’s foreign work assignments (aggregate value of such benefits estimated to be $145,700 in fiscal 2019, $245,000 in fiscal 2020, and $93,112 in fiscal 2021). These benefits primarily include health and welfare plans and a housing allowance of  $75,643 in fiscal 2021. The International Assignment Policy facilitates the assignment of employees to positions outside their home country by minimizing any financial detriment or gain to the employee from the international assignment.

2022 Proxy Statement

EXECUTIVE COMPENSATION
Grants of Plan-Based Awards for Fiscal 2021
The following table sets forth certain information regarding grants and modifications of plan-based awards in fiscal 2021.
		Stock Options(1)			Executive Bonus Plan(2)			PSUs(3)			Grant Date Fair Value(4) ($)
Name	Grant Date	Number of Securities (#)	Exercise Price ($/Sh)	Grant Date Fair Value ($)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)			Estimated Possible Payouts Under Equity-Based Incentive Plan Awards
					Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Thomas E. Salmon
Options	11/23/2020	296,667	54.22	4,853,472	—	—	—	—	—	—	—
PSUs	11/23/2020	—	—	—	—	—	—	29,667	59,333	118,666	3,405,714
Executive Bonus Plan	10/2/2021	—	—	—	412,500	1,375,000	2,750,000	—	—	—	—
Mark W. Miles
Options	11/23/2020	81,333	54.22	1,330,608	—	—	—	—	—	—	—
PSUs	11/23/2020	—	—	—	—	—	—	8,134	16,267	32,534	933,726
Executive Bonus Plan	10/2/2021	—	—	—	147,600	492,000	984,000	—	—	—	—
Curt L. Begle
Options	11/23/2020	51,333	54.22	839,808	—	—	—	—	—	—	—
PSUs	11/23/2020	—	—	—	—	—	—	5,134	10,267	20,534	589,326
Executive Bonus Plan	10/2/2021	—	—	—	146,880	489,600	979,200	—	—	—	—
Jean-Marc Galvez
Options	11/23/2020	62,667	54.22	1,025,232	—	—	—	—	—	—	—
PSUs	11/23/2020	—	—	—	—	—	—	6,267	12,533	25,066	719,394
Executive Bonus Plan	10/2/2021	—	—	—	158,575	528,582	1,057,164	—	—	—	—
Jason K. Greene
Options	11/23/2020	51,333	54.22	839,808	—	—	—	—	—	—	—
PSUs	11/23/2020	—	—	—	—	—	—	5,134	10,267	20,534	589,326
Executive Bonus Plan	10/2/2021	—	—	—	126,000	420,000	840,000	—	—	—	—
(1)
Options vest 25% on each of the first four anniversaries of the date of grant, subject to the terms and conditions of the plan and award agreement. Fiscal 2021 options were granted on November 23, 2020.

(2)
Represents possible payout that could have been earned under the Executive Bonus Program for the fiscal year ended October 2, 2021. See the Summary Compensation Table above for the amounts actually earned based on fiscal 2021 performance. The performance targets and actual performance achieved are discussed under “Executive Compensation  —  Short-Term Annual Performance-Based Cash Incentive” above.

(3)
Reflects the potential payout range of PSU awards granted in fiscal year 2021 to our Named Executive Officers in accordance with the Company’s long-term incentive award program, as described above. At the conclusion of the three-year performance cycle, payouts can range from 0% to 200% of the target number of units awarded based on Berry’s relative TSR and ROCE targets over the three-year performance cycle as described in more detail above. For more detail, see “Executive Compensation Program — Equity and Equity-Based Compensation Plans — Performance-Based Restricted Stock Units.”

(4)
Reflects the aggregate grant date fair value of the PSUs at the 100% target performance level. For PSU awards granted in fiscal 2021, the payout of the awards is based on the Company achieving the performance criteria (relative TSR and ROCE targets, each with a 50% weighting factor), at the end of the three-year performance period commencing on September 27, 2020, as shown in the table below:

Metric Weighting
Fifty Percent (50%)	Relative TSR vs. Peer Group
			Threshold	Target	Maximum
	Percentile	Below 25%	25%	50%	75%
	Vesting Payout %	0%	50%	100%	200%
Fifty Percent (50%)	ROCE
			Threshold	Target	Maximum
	Performance	Below 13%	13%	14%	15%
	Vesting Payout %	0%	50%	100%	200%
Payout scale pro-rated on a straight-line basis.
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EXECUTIVE COMPENSATION
Outstanding Equity Awards at Fiscal Year-End Table
The following table shows the number of outstanding equity awards held by each of our Named Executive Officers as of October 2, 2021.
	Option Awards				Stock-Based Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($/sh)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(7) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(8) ($)	Grant Date
Thomas E. Salmon	44,815	—	16.00	10/3/22	—	—	—
	95,000	—	21.00	11/26/23	—	—	—
	100,000	—	28.75	11/25/24	—	—	—
	60,000	29.59	—	2/12/26	—	—	—
	150,000	100,000(2)	49.53	2/7/27	—	—	—
	120,000	80,000(3)	54.33	2/9/28	—	—	—
	106,000	159,000(4)	49.90	2/5/29	—	—	—
	95,000	380,000(5)	45.60	11/25/29	—	—	—
	—	296,667(6)	54.22	11/23/30	59,333	3,637,113	11/23/20
Mark W. Miles	160,000	—	21.00	11/26/23	—	—	—
	160,000	—	28.75	11/25/24	—	—	—
	125,000	—	29.59	2/12/26	—	—	—
	64,000	16,000(2)	49.53	2/7/27	—	—	—
	39,000	26,000(3)	54.33	2/9/28	—	—	—
	32,000	48,000(4)	49.90	2/5/29	—	—	—
	26,000	104,000(5)	45.60	11/25/29	—	—	—
	—	81,333(6)	54.22	11/23/30	16,267	997,167	11/23/20
Curt L. Begle	36,000	—	21.00	11/26/23	—	—	—
	54,000	—	28.75	11/25/24	—	—	—
	60,000	—	29.59	2/12/26	—	—	—
	48,000	12,000(2)	49.53	2/7/27	—	—	—
	30,000	20,000(3)	54.33	2/9/28	—	—	—
	27,200	40,800(4)	49.90	2/5/29	—	—	—
	16,000	64,000(5)	45.60	11/25/29	—	—	—
	—	51,333(6)	54.22	11/23/30	10,267	629,367	11/23/20
Jean-Marc Galvez	40,000	—	36.36	11/30/25	—	—	—
	40,000	10,000(2)	49.53	2/7/27	—	—	—
	24,000	16,000(3)	54.33	2/9/28	—	—	—
	20,000	30,000(4)	49.90	2/5/29	—	—	—
	20,000	80,000(5)	45.60	11/25/29	—	—	—
	—	62,667(6)	54.22	11/23/30	12,533	768,273	11/23/20
Jason K. Greene	20,500	—	21.00	11/26/23	—	—	—
	90,000	—	28.75	11/25/24	—	—	—
	75,000	—	29.59	2/12/26	—	—	—
	40,000	10,000(2)	49.53	2/7/27	—	—	—
	24,000	16,000(3)	54.33	2/9/28	—	—	—
	20,000	30,000(4)	49.90	2/5/29	—	—	—
	17,000	68,000(5)	45.60	11/25/29	—	—	—
	—	51,333(6)	54.22	11/23/30	10,267	629,367	11/23/20

(1)
With respect to options granted under the Company’s 2012 Equity Incentive Plan, if the employment of the participant is terminated at any time following a “change in control” of us for any reason other than for cause, the death or disability of the participant, or the voluntary termination of

2022 Proxy Statement

EXECUTIVE COMPENSATION
employment by the participant, 40% of each grantee’s unvested options become vested. For information regarding vesting in the event of termination without cause in connection with a change in control and in certain other events, see “Employment Agreements, Potential Payments Upon Termination Change in Control” below.
(2)
Executive’s unvested options vest on February 7th of 2022.

(3)
Executive’s unvested options vest 50% on February 9th of each of 2022 and 2023.

(4)
Executive’s unvested options vest 1/3 on February 5th of each of 2022, 2023 and 2024.

(5)
Executive’s unvested options vest 25% on November 25th of each of 2021, 2022, 2023 and 2024.

(6)
Executive’s unvested options vest 25% on November 23rd of each of 2021, 2022, 2023 and 2024.

(7)
The units listed in this column represent the number of PSUs outstanding assuming target performance levels.For additional details, see Executive Compensation — Grants of Plan Based Awards for Fiscal 2021.”

(8)
Calculated using Berry’s stock price on the last day of fiscal 2021, $61.30, and award vesting at target performance levels. The actual amount payable under these awards can be determined only at the time the awards expire and will be paid in cash.

Option Exercises in Fiscal 2021
The following table shows information regarding exercises of options by our Named Executive Officers in fiscal 2021.
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Thomas E. Salmon	—	—
Mark W. Miles	—	—
Curt L. Begle	90,000	3,292,560
Jean-Marc Galvez	—	—
Jason K. Greene	65,500	2,282,735

(1)
Reflects the difference between the market value upon exercise and the exercise price.

Non-qualified Deferred Compensation
Name		Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Thomas E. Salmon	Berry Global Non-qualified Deferred Compensation Plan	7,962	—	(147)	—	7,815
Mark W. Miles	Berry Global Non-qualified Deferred Compensation Plan	36,462	—	(673)	—	35,789
Curt L. Begle	Berry Global Non-qualified Deferred Compensation Plan	54,606	—	(936)	—	53,670
Jean-Marc Galvez	Berry Global Non-qualified Deferred Compensation Plan	—	—	—	—	—
Jason K. Greene	Berry Global Non-qualified Deferred Compensation Plan	19,244	—	(200)	—	19,044

(1)
Includes amounts contributed by each Named Executive Officer to the Berry Global Non-Qualified Deferred Compensation Plan. Named Executive Officer contributions in the last fiscal year have been included in the “Salary” column of the Summary Compensation Table.

(2)
Aggregate earnings under the plan are not above-market and are not included in the Summary Compensation Table.

Employment Agreements: Potential Payments Upon Termination or Change in Control
On January 31, 2017, the Company and Mr. Salmon entered into an employment agreement associated with his appointment as Chief Executive Officer, which became effective February 3, 2017. The agreement replaces his prior employment agreement, which was last amended July 20, 2016. The initial term of the agreement is five years, which shall automatically renew for successive one-year periods unless written notice of an intent not to renew is provided by either party at least 90 days prior to the expiration of the initial or any subsequent term. Mr. Salmon’s annual base salary under the agreement is subject to annual adjustment at the discretion of the Compensation & Talent Development Committee. Among other things, the agreement generally entitles Mr. Salmon to participate in all employee benefit plans maintained by the Company which are generally available to senior executives and provides that Mr. Salmon shall be eligible for an annual performance-based short-term incentive award determined

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EXECUTIVE COMPENSATION
based on a target percentage specified by the Compensation & Talent Development Committee of his then-current annual base salary. The agreement also provides that Mr. Salmon is entitled to personal use of the Company’s aircraft in accordance with Company policy. The agreement includes customary clawback, noncompetition, nondisclosure and nonsolicitation provisions. If Mr. Salmon is terminated by the Company without “cause” or if he resigns for “good reason,” (as defined in the agreement) in either case subject to his execution of a release of claims and compliance with the restrictive covenants set forth in his agreement, he is entitled to: (1) cash severance equal to 18 months’ base salary (unless such termination occurs within two years following a “change in control,” (as defined in the agreement) in which case the cash severance amount is equal to the sum of 18 months’ base salary and 1.5 times Mr. Salmon’s then-current target annual STI award), payable in bi-monthly installments, (2) a prorated STI award based on actual performance for the year in which termination occurs and the relative period of such year during which Mr. Salmon was employed, payable within the first two and one-half months of the year following the year in which termination occurs, and (3) for a period of up to 18 months, a monthly amount equal to the amount by which the monthly COBRA continuation coverage premium exceeds the monthly premium an active employee would pay for the same coverage under the Company’s group medical plans; provided, that if Mr. Salmon becomes reemployed with another employer and is eligible to receive medical benefits under that employer’s group medical plans, such monthly payments shall cease for any period of time during which he remains eligible for coverage under his new employer’s group medical plans.
Messrs. Miles, Begle, and Greene are party to agreements that remain in effect unless terminated according to the agreements’ terms. Salaries are subject in each case to annual adjustment at the discretion of the Company. The employment agreements generally entitle each executive to participate in all employee benefit plans maintained by the Company which are generally available to senior executives. The employment agreements also include customary noncompetition, nondisclosure and non-solicitation provisions. The Company may terminate the employment agreements for “cause” or due to a “disability” (as such terms are defined in the agreements). If Messrs. Miles or Begle are terminated by the Company without “cause” (as such term is defined in their respective agreements), each executive is entitled to: (1) a pro rata portion of the annual STI award awarded to the executive for the year in which termination occurs, and (2) severance benefits pursuant to the provisions of the Berry Global, Inc. Severance Pay Plan in effect on the date of termination. If Mr. Greene is terminated by the Company without “cause” (as such term is defined in his agreement), the executive is entitled to severance benefits pursuant to the provisions of the Berry Global, Inc. Severance Pay Plan in effect on the date of termination.
On July 20, 2016, the Company agreed to amendments to the employment agreements of Messrs. Miles, Begle, and Greene that provide enhanced severance benefits on terminations of employment without “cause” or resignations for “good reason” (as such terms are defined in the amendments or agreement as applicable) (a “qualifying termination”), in either case, within the two years following a “change in control” (as such term is defined in the amendments or agreement as applicable).
The enhanced severance benefits made available to Messrs. Miles, Begle, and Greene include: (i) payment of an amount equal to one and one-half (or one, in the case of Mr. Greene) times the employee’s annual base salary and target annual STI award as of the date of qualifying termination over a period of eighteen (18) months (or twelve (12) months, in the case of Mr. Greene), (ii) payment of a prorated annual STI award only as, if, and when annual short-term incentive awards are paid to other employees of the Company who hold a position similar to the position the employee held prior to his qualifying termination, and (iii) if the employee elects COBRA continuation coverage, payment of an amount equal to the monthly amount of COBRA continuation coverage minus the portion of the amount the individual would have paid had he still been employed until the earlier of (A) his employment by another employer who offers him medical coverage or (B) eighteen (18) months (or twelve (12) months, in the case of Mr. Greene) following the qualifying termination.
On September 30, 2015, the Company’s Spanish subsidiary entered into an employment agreement with Mr. Galvez in accordance with local practice that remains in effect unless terminated according to the agreement’s terms. The agreement specifies that Mr. Galvez is entitled to base salary, short-term incentive compensation, use of a Company car, medical coverage and termination provisions. The employment agreement also includes a customary nondisclosure provision. The Company may terminate the employment agreement without cause or as a result of Mr. Galvez’s breach of his employment obligations. If Mr. Galvez is terminated by the Company without cause or, pursuant to local law, if Mr. Galvez terminates the agreement within 3 months after a change in control of the Company’s Spanish subsidiary, the executive is entitled to severance benefits to include 16 months’ of: (i) base salary, (ii) short term incentive compensation, and (iii) benefits. If Mr. Galvez is terminated by the Company due to a serious and willful breach by him of his obligations, he is not entitled to severance benefits.
On December 18, 2016 the Company entered into a letter agreement (the “2016 Letter Agreement”) with Mr. Galvez pursuant to which we agreed to provide Mr. Galvez with expatriate benefits relating to his international assignment in the U.S., which began in April 2017. The additional benefits that he received were directly related to the additional expenses Mr. Galvez incurred as a result of his U.S. assignment. His benefits under the 2016 Letter Agreement included relocation expenses to the U.S., payments for housing, cost of living, payments and services in accordance with the Company’s tax equalization policy, transportation benefits subject to country guidelines, participation in the Company’s U.S. health plan, reimbursement of home-leave expenses and tax preparation assistance. In addition, upon the completion of his international assignment, we would pay for necessary and reasonable expenses (as determined under the Company’s International Assignment Policy) to relocate Mr. Galvez back to Spain or to another Berry location. In the event the Company terminated Mr. Galvez’s employment for cause or Mr. Galvez voluntarily terminated his employment, other than for exceptional circumstances, he was not entitled to relocation benefits and all expatriate benefits would have ceased with the exception of tax preparation services and those available under the Company’s tax equalization policy. If the Company terminated Mr. Galvez’s U.S. assignment without cause, and Mr. Galvez elected to return to his home country within 3 months of termination, he would have been entitled to specified relocation benefits and all expatriate benefits would cease with the exception of tax preparation services and those available under the Company’s tax equalization policy.
On November 25, 2019 the Company entered into a letter agreement (the “2019 Letter Agreement”) with Mr. Galvez relating to his current international assignment in the U.K., which began July 1, 2019. Pursuant to the 2019 Letter Agreement (i) the terms of the 2016 Letter Agreement (other than certain continuing tax preparation benefits) and the U.S. assignment described therein were terminated and (ii) we agreed to provide Mr. Galvez with a specified base salary, subject to annual adjustment at the discretion of the Company, participation in certain employee benefit plans maintained by the Company, a housing allowance, utility-expense reimbursement, and tax preparation assistance.
The following table estimates the potential payments and benefits to our Named Executive Officers upon termination of employment or a change in control, assuming such event occurred as of October 2, 2021. These estimates do not reflect the actual amounts that will be paid to such persons upon such events in the future, if any, the amounts of which would only be known at the time the persons become eligible for payment and would be payable only if the specified event occurs.

2022 Proxy Statement

EXECUTIVE COMPENSATION
Named Executive	Event	Cash Severance Payment (Salary, Bonus $)	Continuation of Medical/Welfare benefits (Present Value $)	Acceleration of Options ($)(1)	Acceleration of PSUs ($)(3)
Thomas E. Salmon	Death	—	—	8,924,700	3,637,113
	Disability	—	—	8,924,700	3,637,113
	Voluntary Termination/Retirement	—	—	—
	Involuntary Termination	1,725,000	—	2,101,292	1,010,309
	Involuntary Termination for Cause	—	—	—
	Involuntary or constructive termination after Change in Control(2)	3,881,250	17,000	8,924,700	3,637,113
Mark W. Miles	Death	—	—	2,549,540	997,167
	Disability	—	—	2,549,540	997,167
	Voluntary Termination/Retirement	—	—	—
	Involuntary Termination	632,000	—	609,276	276,991
	Involuntary Termination for Cause	—	—	—
	Involuntary or constructive termination after Change in Control(2)	1,706,400	24,000	2,549,540	997,167
Curt L. Begle	Death	—	—	1,750,560	629,367
	Disability	—	—	1,750,560	629,367
	Voluntary Termination/Retirement	—	—	—
	Involuntary Termination	631,000	—	422,822	174,824
	Involuntary Termination for Cause	—	—	—
	Involuntary or constructive termination after Change in Control(2)	1,703,700	24,000	1,750,560	629,367
Jean-Marc Galvez	Death	—	—	1,827,220	768,273
	Disability	—	—	1,827,220	768,273
	Voluntary Termination/Retirement	—	—	—
	Involuntary Termination	1,639,814	—	429,352	213,409
	Involuntary Termination for Cause	—	—	—
	Involuntary or constructive termination after Change in Control(2)	1,639,814	4,700	1,827,220	768,273
Jason K. Greene	Death	—	—	1,638,820	629,367
	Disability	—	—	1,638,820	629,367
	Voluntary Termination/Retirement	—	—	—
	Involuntary Termination	538,000	—	390,102	174,824
	Involuntary Termination for Cause	—	—	—
	Involuntary or constructive termination after Change in Control(2)	1,452,600	11,000	1,638,820	629,367

(1)
Based on the difference between the closing price of the Company’s common stock as of the last day of the fiscal year and the exercise price of accelerated options.

(2)
Assumes termination occurs within two (2) years following the Change in Control.

(3)
Calculated using Berry’s stock price on the last day of fiscal 2021, $61.30, and award vesting at target performance levels.

With respect to options granted under the 2012 Long-Term Incentive Plan (the “2012 Plan”), if the employment of the participant is terminated at any time following a “change in control” of the Company for any reason other than for cause, the death or disability of the participant, or the voluntary termination of employment by the participant, 40% of each grantee’s unvested options become vested. With respect to options granted under the 2015 Plan, no award will vest or become payable solely as a result of a change in control, unless otherwise provided in an award agreement or award program. We have not granted any equity awards under the 2015 Plan that would vest or become payable solely as a result of a change in control. In the case of a termination of employment due to death or permanent disability, all of the employee’s unvested options will immediately vest.
On July 20, 2016, the Company amended outstanding stock option awards to provide for full vesting and exercisability following any termination of employment without “cause” and not due to “disability” or any resignation for “good reason,” if applicable, within the two years following a “change in control.” In that case, the options will also continue to be exercisable for the remaining term of the applicable award. Any change in control rights in the applicable awards prior to these amendments were preserved to the extent they could apply more than two years following a change in control.
PSUs provide a retention incentive by requiring the executive to remain employed with Berry through the end of the applicable performance period. Notwithstanding the foregoing, if a grantee’s employment is involuntarily terminated without “cause” (as defined in the award agreement), PSU award agreements generally provide that the service condition shall be deemed satisfied with respect to a pro-rated number of PSUs based on the number of months of the performance period completed at the time of termination. In addition, outstanding PSU awards provide full satisfaction of the service condition upon an employee’s death, permanent disability or qualified retirement.Any vested PSUs are, in all events, settled shortly following the last day of the Performance Period.PSU awards provide that the service condition is deemed met following any involuntary termination of employment without “cause” (as defined in the award agreement) or any resignation for “good reason,” if applicable (as

2022 Proxy Statement

EXECUTIVE COMPENSATION
defined in the recipient’s employment agreement) within the two years following a change in control. PSU awards also provide that upon an involuntary termination of employment more than two years after a change in control, an additional forty percent (40%) of the service condition is deemed met (not to exceed one hundred percent (100%)).Any vested PSUs are, in all events, settled shortly following the last day of the Performance Period.

Equity Compensation Plan Information
The following table provides information as of the end of our 2021 fiscal year regarding shares of common stock of Berry Global Group, Inc., that may be issued under our existing equity incentive plans.
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	11,274,408(1)	$44.62	8,514,745
Equity compensation plans not approved by security holders(2)	27,914	$13.41	—
Total	11,302,322	$44.54	8,514,745

(1)
Consists of   5,233,243 options exercisable at the end of our 2021 fiscal year.

(2)
Consists of 27,914 options exercisable at the end of our 2021 fiscal year.

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”) and Item 402(u) of Regulation S-K, we are providing the following estimate of the relationship of the annual total compensation of our employees and the annual total compensation of Thomas E. Salmon, our CEO, as of the end of our 2021 fiscal year.
For fiscal 2021:
•
The median of the annual total compensation of all our employees, other than our CEO, was $46,842.

•
The annual total compensation of our CEO, as reported in the Summary Compensation Table included in this Proxy Statement was $11,498,501.

Based on this information, we reasonably estimate that for fiscal 2021 our CEO’s annual total compensation was approximately 245 times that of the median of the annual total compensation of all our employees.
We took the following steps to identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO.
1.
To identify the “median employee” from our employee population, we used base annual wages plus any STI or sales incentive payments that each employee received in fiscal 2020 before any taxes, deductions, insurance premiums and other payroll withholdings. We did not use any statistical sampling techniques. The identified median employee was an hourly employee located in the United States. Per SEC rules and Dodd-Frank, the median employee determined for fiscal 2020 (or any similarly compensated employee if the actual median employee were to leave the company) can be maintained for up to three years, assuming no significant changes to the workforce. The company does not believe there were significant changes over the past year. The median employee determined in fiscal 2020 is no longer employed at the company, so an employee whose compensation was substantially similar to that of the fiscal 2020 median employee (also an hourly employee located in the United States) was selected as the median employee for fiscal 2021.
2.
For the annual total compensation of our median employee, we identified and calculated the elements of that employee’s compensation for fiscal 2021 in accordance with the requirements to determine the CEO pay reported in the Summary Compensation Table, resulting in annual total compensation of $46,842.

3.
For the annual total compensation of our CEO, we used the amount reported in the “Total” column in “Executive Compensation —  Summary Compensation Table.”

4.
To calculate the CEO pay ratio, the total compensation of our CEO was divided by the total compensation of the median employee.

The CEO pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodologies and assumptions described above. SEC rules for identifying the median employee and determining the CEO pay ratio permit companies to employ a wide range of methodologies, estimates, and assumptions. As a result, the CEO pay ratios reported by other companies, which may have employed other permitted methodologies or assumptions and which may have a significantly different work force structure from ours, are likely not comparable to our CEO pay ratio.

2022 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS
The Nominating & Governance Committee and the Board believe that the nominees listed below collectively possess the attributes, which, together with the respective experience and attributes of our directors described in the biographical summaries above, make each of our directors well qualified to serve on our Board.
Ten directors are to be elected by the holders of our common stock. B. Evan Bayh, Jonathan F. Foster, Idalene F. Kesner, Jill A. Rahman, Carl J. Rickertsen, Thomas E. Salmon, Paula A. Sneed, Robert A. Steele, Stephen E. Sterrett, and Scott B. Ullem, each of whom presently serves as a director of Berry, have each been nominated for a term of one year and, if elected, would serve until their respective successors have been elected and qualified. If, at the time of this Annual Meeting, any nominee is unable or declines to serve, the discretionary authority provided in the proxy may be exercised to vote for a substitute or substitutes. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

PROPOSAL 2: RATIFICATION OF SELECTION OF REGISTERED PUBLIC ACCOUNTANTS
The Audit & Finance Committee, a committee of the Board of Directors, has appointed Ernst & Young LLP to serve as our independent registered public accountants for the fiscal year ending October 1, 2022, subject to ratification by the holders of our common stock. Our financial statements for the fiscal year ended October 2, 2021 were certified by Ernst & Young LLP. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting with the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.
If stockholders do not ratify the selection of Ernst & Young LLP as our independent registered public accountants, or if prior to the 2022 Annual Meeting of stockholders Ernst & Young LLP ceases to act as our independent registered public accountants, then the Audit & Finance Committee will reconsider the selection of independent registered public accountants.

Fees Paid to Independent Registered Public Accountants
The following table sets forth the fees (in millions) incurred by Ernst & Young LLP for fiscal 2021 and 2020, for various categories of professional services they performed as our independent registered public accountants.
Fee type	2021	2020
Audit Fees(1)	$8.5	$10.3
Audit-Related Fees(2)		—
Tax Fees(3)	0.1	0.2
All Other Fees		—
Total Fees	$8.6	$10.5
(1)
Includes annual financial statement and limited quarterly review services, statutory audits of foreign subsidiaries and providing consents for Securities and Exchange Commission filings and other services that are normally provided by the independent registered public accountants in connection with securities offerings.

(2)
Includes merger and acquisition due diligence and other attest or accounting services.

(3)
Includes domestic and international tax compliance, planning services and tax advice.

Engagement of Independent Registered Public Accountants and Approval of Services
During fiscal 2021 and 2020, prior to engaging the independent registered public accountants to render the above services, the Audit & Finance Committee approved the engagement for each of the services and determined that the provision of such services by the independent registered public accountants was compatible with the maintenance of Ernst & Young LLP’s independence in the conduct of its auditing services. The Audit & Finance Committee pre-approves the retention of the independent registered public accountants for any audit services and for any non-audit services, including tax services. No services were performed during fiscal 2020 under the de minimis exception in Rule 2-01(c)(7)(i)(C) of Regulation S-X.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING OCTOBER 1, 2022.

2022 Proxy Statement

PROPOSAL 3: ADVISORY, NON-BINDING VOTE ON EXECUTIVE COMPENSATION
In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended, we are including in this Proxy Statement a separate resolution, subject to stockholder vote, to approve, in an advisory, non-binding vote, the compensation of our Named Executive Officers disclosed in the “Executive Compensation” section beginning on page 24 of this Proxy Statement. We believe that the information we have provided above in the “Executive Compensation” section of this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. Accordingly, we are asking our stockholders to approve, in an advisory, non-binding vote, the following resolution: “RESOLVED, that the stockholders approve, in an advisory, non-binding vote, the compensation of the company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K in this Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.” This advisory resolution, commonly referred to as the “say-on-pay” resolution, is non-binding on the Board of Directors. Although non-binding, the Board of Directors and Compensation & Talent Development Committee will review and consider the voting results when making future decisions regarding our executive compensation program.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADVISORY (NON-BINDING) VOTE APPROVING OUR EXECUTIVE COMPENSATION.

2022 Proxy Statement

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of existing common stock, to file with the Securities and Exchange Commission reports detailing their ownership of existing common stock and changes in such ownership. Officers, directors and greater-than-10% stockholders are required by Commission regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to us, we believe that our officers, directors and greater-than-10% stockholders timely filed all reports they were required to file under Section 16(a) during fiscal 2021; except that, due to a clerical error, one Form 4 report was filed three (3) days late by the Company on behalf of Mr. Greene relating to his March 24, 2021 option exercise.

STOCKHOLDER PROPOSALS
Proposals Pursuant to Rule 14a-8
Under the rules of the Securities and Exchange Commission, any of our stockholders wishing to have a proposal considered for inclusion in our 2023 proxy solicitation materials must set forth such proposal in writing and file it with our Secretary on or before the close of business on September 12, 2022. However, if the date of the 2023 Annual Meeting is more than 30 days before or after February 16, 2023, then the deadline for submitting any stockholder proposal for inclusion in the proxy materials relating to such Annual Meeting will be a reasonable time before we begin to print or mail such proxy materials. The inclusion of any such stockholder proposals in such proxy materials will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, including Rule 14a-8.

Proxy Access Director Nominees
Pursuant to the proxy access provisions of our Bylaws, our stockholders are entitled to nominate and include in our proxy materials director nominees, provided that the eligibility and procedural requirements specified in our Bylaws, including advance notice requirements, are satisfied. The notice must be delivered to the Secretary at our principal executive offices, at the address set forth above, not less than 120 days nor more than 150 days prior to the anniversary of the date we commenced the mailing of our proxy materials in connection with the most recent annual meeting of stockholders. As a result, any notice given by a stockholder pursuant to the proxy access provisions of our Bylaws with respect to the 2023 Annual Meeting must be received no earlier than the close of business on August 13, 2022, and no later than the close of business on September 12, 2022. However, in the event that the date of the 2023 Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the 2022 Annual Meeting, the notice, to be timely, must be delivered not earlier than the close of business on the 180th day and not later than the close of business on the 150th day prior to the date of the 2023 Annual Meeting (or, if the first public announcement of the meeting is less than 160 days prior to the date of the meeting, the tenth day following the day on which the meeting is publicly announced).
The complete requirements for submitting a nominee for inclusion in our proxy materials are set forth in our Bylaws, a copy of which can be obtained upon request directed to the Secretary at our principal executive offices at the address set forth above.

Other Proposals and Nominees
Any stockholder who wishes to propose any business to be considered by the stockholders at the 2023 Annual Meeting or who wants to nominate a person for election to the Board of Directors at that meeting, other than (i) a proposal for inclusion in the Proxy Statement pursuant to Securities and Exchange Commission regulations or (ii) pursuant to the proxy access Bylaw provisions, in each case as described above, must provide a written notice that sets forth the specified information described in our Bylaws concerning the proposed business or nominee. The notice must be delivered to the Secretary at our principal executive offices, at the address set forth above, not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the date of the 2022 Annual Meeting. As a result, any notice given by a stockholder pursuant to these provisions of our Bylaws (and not pursuant to the Securities and Exchange Commission regulations relating to stockholder proposals for inclusion in the proxy materials or pursuant to the proxy access provisions of our Bylaws) must be received no earlier than the close of business on October 19, 2022, and no later than the close of business on November 18, 2022, unless our Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, in which case the stockholder’s notice must be received not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the date of the Annual Meeting (or, if the first public announcement of the meeting is less than 100 days prior to the date of the meeting, the tenth day following the day on which the meeting is publicly announced). The complete requirements for the notice are set forth in our Bylaws, a copy of which can be obtained upon request directed to the Secretary at our principal executive offices at the address set forth above.
Our Board of Directors will review any stockholder proposals and nominations that are made according to the procedures described above and, with the assistance of the Secretary, will determine whether such proposals and nominations meet applicable criteria for inclusion in our proxy solicitation materials or consideration at the Annual Meeting. In addition, we retain discretion to vote proxies on matters of which we are not properly notified at our principal executive offices on or before the close of business on the applicable stockholder proposal filing deadline and also retain that authority under certain other circumstances.

2022 Proxy Statement

OTHER MATTERS
Our Board of Directors knows of no other matters to be brought before this Annual Meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.

EXPENSES OF SOLICITATION
The entire expense of soliciting proxies, including preparing, assembling, printing and mailing the proxy form and the material used in the solicitation of proxies, will be paid by us. Solicitations may be made in person or by mail, telephone, facsimile or other means of electronic communication by our directors, officers and other employees, and none of those persons will receive any additional compensation in connection with the solicitation. We also will request record holders of shares beneficially owned by others to forward this Proxy Statement and related materials to the beneficial owners of such shares and will reimburse those record holders for their reasonable expenses incurred in doing so.

HOUSEHOLDING OF PROXY MATERIALS
We have adopted a procedure permitted by Securities and Exchange Commission rules that is commonly referred to as “householding.” Under this procedure, a single Proxy Statement and annual report are delivered to multiple stockholders sharing an address unless we receive contrary instructions from any stockholder at that address. We will continue to send a separate proxy card to each stockholder of record. We have adopted this procedure because we believe it reduces the volume of duplicate information stockholders receive and helps to reduce our printing and postage costs. A number of brokers with account holders who are Berry stockholders will be “householding” our proxy materials and annual reports as well.
If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement and annual report, or if you and other stockholders sharing your address are receiving multiple copies of the proxy materials and you would like to receive only a single copy of such materials in the future, please notify your broker if you hold your Berry shares through a broker, or notify us directly if you are a stockholder of record by contacting our Investor Relations Department by e-mail at ir@berryglobal.com or by phone at (812) 306-2964. We will send promptly additional copies of the relevant materials following receipt of a request for additional copies.

Thomas E. Salmon
Chief Executive Officer
January 10, 2022
Evansville, Indiana
2022 Proxy Statement

SCAN TO
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VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D64069-P64401

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BERRY GLOBAL GROUP, INC.

The Board of Directors recommends you vote FOR each of the director nominees named below in proposal 1.

1. Election of Directors

Nominees:

		For	Against	Abstain
1a.	B. Evan Bayh	☐	☐	☐
1b.	Jonathan F. Foster	☐	☐	☐
1c.	Idalene F. Kesner	☐	☐	☐
1d.	Jill A. Rahman	☐	☐	☐
1e.	Carl J. Rickertsen	☐	☐	☐
1f.	Thomas E. Salmon	☐	☐	☐
1g.	Paula A. Sneed	☐	☐	☐
1h.	Robert A. Steele	☐	☐	☐
1i.	Stephen E. Sterrett	☐	☐	☐
1j.	Scott B. Ullem	☐	☐	☐

Please indicate if you plan to attend this meeting. ☐ **Yes** ☐ **No**

The Board of Directors recommends you vote FOR proposals 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]   Date   Signature (Joint Owners)   Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

D64070-P64401

BERRY GLOBAL GROUP, INC.
Annual Meeting of Stockholders
February 16, 2022 10:00 AM CST
This proxy is solicited by the Board of Directors

The stockholder hereby appoints Thomas E. Salmon, Chief Executive Officer, and Jason K. Greene, Executive Vice President and Chief Legal Officer, and each of them, the true and lawful proxies of the stockholder, with several powers of substitution, to each independently and without the other vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of BERRY GLOBAL GROUP, INC. to be held on February 16, 2022 and at any and all adjournments or postponements thereof, in accordance with the instructions on the reverse side, and in accordance with their best judgment in connection with such other business (including, in the event that any director nominee named in this proxy card is unwilling or unable to serve, the election of any substitute therefore) as may properly come before the Annual Meeting. The stockholder hereby revokes all prior proxies that the stockholder has given with respect to the Annual Meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side